UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Landstar System, Inc.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LANDSTAR SYSTEM, INC.

13410 Sutton Park Drive South

Jacksonville, Florida 32224

March 29, 2022

To the Stockholders of Landstar System, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Landstar System, Inc., on Wednesday, May 11, 2022, at 9:00 a.m., Eastern Time, to be held in a virtual-only meeting format. A notice of meeting, a proxy card, the 2021 Annual Report on Form 10-K and a Proxy Statement containing information about the matters to be acted upon are enclosed. It is important that your shares be represented at the meeting. Accordingly, please vote promptly by telephone, via the Internet or by signing, dating and returning the enclosed proxy card. Instructions for voting by telephone or via the Internet are included on the enclosed proxy card.

I look forward to the Annual Meeting of Stockholders and I hope you will attend the virtual meeting or be represented by proxy. As always, we encourage you to vote your shares prior to the annual meeting.

JAMES B. GATTONI
President and Chief Executive Officer

LANDSTAR SYSTEM, INC.

13410 Sutton Park Drive South

Jacksonville, Florida 32224

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 11, 2022

Notice is hereby given that the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) of Landstar System, Inc., a Delaware corporation (the “Company”), will be held in a virtual-only meeting format on Wednesday, May 11, 2022, at 9:00 a.m. Eastern Time, for the following purposes:

(1) To elect one Class I Director whose term will expire at the 2024 Annual Meeting of Stockholders, two Class II Directors whose terms will expire at the 2025 Annual Meeting of Stockholders and one Class III Director whose term will expire at the 2023 Annual Meeting of Stockholders;

(2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2022;

(3) To hold an advisory vote on executive compensation;

(4) To consider approval of the Company’s 2022 Directors Stock Compensation Plan (the “2022 DSCP”); and

(5) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 16, 2022 will be entitled to notice of, and to vote at, the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and during business hours from April 27, 2022 to the date of the meeting at the address set forth above, the Company’s corporate headquarters.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder meeting to be held on May 11, 2022:

•	The proxy statement and annual report to security holders are available at www.landstar.com and www.proxyvote.com.

The platform for the virtual 2022 Annual Meeting includes functionality that provides validated stockholders the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log-in to the virtual Annual Meeting are provided below. Once admitted, stockholders may view reference materials, submit questions and vote their shares by following the instructions that will be available on the meeting website.

For admission to the 2022 Annual Meeting, stockholders may go to www.virtualshareholdermeeting.com/LSTR2022 and enter the 16-digit control number you received with your proxy materials. Online access to the 2022 Annual Meeting will open at 8:45 a.m., Eastern Time on the morning of the meeting to allow time for stockholders to log-in prior to the start of the live audio webcast of the 2022 Annual Meeting at 9:00 a.m. Eastern Time. Persons who do not have a control number may attend as guests and will be able to hear the audio webcast but will not be able to utilize the question, voting or other functionality noted above. A recording of the webcast will be available at www.virtualshareholdermeeting.com/LSTR2022, approximately 24 hours after the conclusion of the meeting.

All stockholders are cordially invited to attend the 2022 Annual Meeting. Whether you expect to attend the meeting or not, your proxy vote is very important. To assure your representation at the 2022 Annual Meeting, the Company encourages you to vote in advance of the meeting by using one of the methods set forth below, whether or not you plan to access the virtual meeting.

Vote by Internet

Go to www.proxyvote.com until 11:59 p.m. Eastern Time on May 10, 2022.

Vote by Phone

Call toll-free 1-800-690-6903 until 11:59 p.m. Eastern Time on May 10, 2022.

Vote by Mail

Complete, sign and date the latest proxy/voting instruction card and return it in the postage-paid envelope the Company has provided.

The proxy statement and annual report are available at:

www.landstar.com and www.proxyvote.com

We are furnishing our proxy materials to all of our stockholders over the Internet rather than in paper form. We believe that this delivery process lowers the costs of printing and distributing our proxy materials and reduces our environmental impact, without impacting our stockholders’ timely access to this important information. Accordingly, stockholders of record at the close of business on March 16, 2022 will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and may vote at the meeting. Such stockholders will also receive notice of any postponements or adjournments of the meeting. The Notice of Internet Availability is being distributed to stockholders on or about March 29, 2022.

By Order of the Board of Directors

MICHAEL K. KNELLER
Vice President, General Counsel and Secretary

Jacksonville, Florida

March 29, 2022

LANDSTAR SYSTEM, INC.

13410 Sutton Park Drive South

Jacksonville, Florida 32224

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2022

The proxy statement and annual report to stockholders are available at

www.landstar.com and www. proxyvote.com

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are pleased to provide access to our proxy materials over the Internet to all of our stockholders rather than in paper form. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to our stockholders on or about March 29, 2022. Stockholders will have the ability to access the proxy materials on the websites listed above, or to request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability.

The Notice of Internet Availability also provides instructions on how you may request that we send future proxy materials to you electronically by electronic mail or in printed form by mail. If you choose to receive future proxy materials by electronic mail, you will receive an electronic mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by electronic mail or in printed form by mail will remain in effect until you terminate it. We encourage you to choose to receive future proxy materials by electronic mail, which will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

LANDSTAR SYSTEM, INC.

PROXY STATEMENT

March 29, 2022

INTRODUCTION

This Proxy Statement (the “Proxy Statement”) has been made available on the Internet to the stockholders of Landstar System, Inc., a Delaware corporation (the “Company” or “Landstar”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) to be voted at the 2022 Annual Meeting of Stockholders to be held on Wednesday, May 11, 2022, at 9:00 a.m., Eastern time (the “2022 Annual Meeting”). The 2021 Annual Report to Stockholders (the “2021 Annual Report”) (which, notwithstanding anything herein to the contrary, does not form a part of the proxy solicitation material relating to this Proxy Statement), including the financial statements of the Company for fiscal year 2021, has also been made available on the Internet. This Proxy Statement, the form of proxy, the Notice of 2022 Annual Meeting and the 2021 Annual Report (collectively, the “proxy materials”) are being made available to the stockholders of the Company on or about March 29, 2022. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. The mailing address of the principal executive offices of the Company is 13410 Sutton Park Drive South, Jacksonville, Florida 32224. Please note that information contained or connected to any website referenced in this Proxy Statement is not incorporated by reference in this Proxy Statement or any other report or document we file with the SEC, unless expressly so provided in this Proxy Statement.

RECORD DATE

The Board has fixed the close of business on March 16, 2022 as the record date for the 2022 Annual Meeting. Only stockholders of record on that date will be entitled to vote at the 2022 Annual Meeting in person or by proxy.

PROXIES

Shares cannot be voted at the 2022 Annual Meeting unless the owner thereof is present in person or by proxy. The proxies named on the proxy card were appointed by the Board to vote the shares of Common Stock of the Company, par value $0.01 per share (“Common Stock”), represented by the proxy card. If a stockholder does not return a signed proxy card with respect to any of his or her shares, such shares cannot be voted by proxy. Stockholders are urged to mark the boxes on the proxy card to show how his or her shares are to be voted. All properly executed and unrevoked proxies that are received in time for the 2022 Annual Meeting will be voted at the 2022 Annual Meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted as follows: (i) “FOR” the election of the one Class I Director, two Class II Directors and one Class III Director, in each case nominated by the Board and named in this Proxy Statement; (ii) “FOR” the ratification of KPMG LLP as the independent registered public accounting firm for the Company; (iii) “FOR” the proposal regarding an advisory vote on executive compensation; and (iv) “FOR” the approval of the Company’s 2022 DSCP. Each of these proposals is more fully described in this Proxy Statement. The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to management that may properly come before the 2022 Annual Meeting.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before such proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of the revocation of such proxy to the Secretary of the Company received before such proxy is voted or (iii) by such person(s) voting in person at the 2022 Annual Meeting.

The Board has selected Broadridge Investor Communication Solutions, Inc. as Inspector of Election (the “Inspector”) pursuant to Article I of the Company’s Bylaws, as amended and restated (the “Bylaws”). The Inspector shall ascertain the number of shares of Common Stock outstanding, determine the number of shares represented at the 2022 Annual Meeting by proxy or in person and count all votes. Each stockholder shall be entitled to one vote for each share of Common Stock held by such stockholder and such votes may be cast either in person or by proxy.

PROXY SOLICITATION

The cost of the preparation of proxy materials and the solicitation of proxies will be paid by the Company. The Company has engaged Georgeson LLC as the proxy solicitor for the 2022 Annual Meeting for a fee of approximately $10,000 plus reasonable expenses. In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

A description of the procedures as to how stockholders may send communications to the Board or individual Board members is included on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

VOTING SECURITIES

Shares of Common Stock are the only class of voting securities of the Company which are outstanding. On March 16, 2022, 37,127,633 shares of Common Stock were outstanding. At the 2022 Annual Meeting, each stockholder of record at the close of business on March 16, 2022 will be entitled to one vote for each share of Common Stock owned by such stockholder on that date as to each matter properly presented to the 2022 Annual Meeting. The holders of a majority of the total number of the issued and outstanding shares of Common Stock on such date shall constitute a quorum for purposes of the 2022 Annual Meeting (a “Quorum”).

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

The Board is divided into three classes (Class I, Class II and Class III), with directors of the Board (collectively, “Directors”) in each class serving staggered three-year terms. At each annual meeting of stockholders, the terms of the Directors in one of these three classes is scheduled to expire. At that annual meeting of stockholders, Directors are elected to a class to succeed the Directors whose terms are then expiring, with the terms of that class of Directors so elected to expire at the third annual meeting of stockholders thereafter. Pursuant to the Bylaws, in furtherance of dividing the Board into classes that are as nearly equal in number as possible, the Board may nominate one or more persons for election to the Board and the stockholders may elect such nominee to a class of Directors having a term that expires less than three years after the annual meeting of stockholders at which such nominee is elected.

There are currently nine members of the Board: one Class I Director whose term will expire at the 2022 Annual Meeting, two Class I Directors whose terms will expire at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), three Class II Directors whose terms will expire at the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), one Class III Director whose term will expire at the 2022 Annual Meeting and two Class III Directors whose terms will expire at the 2023 Annual Meeting of Stockholders (the

“2023 Annual Meeting”). The Board has nominated Ms. Teresa L. White as a Class I Director, Dr. Homaira Akbari and Ms. Diana M. Murphy as Class II Directors and Mr. James L. Liang as a Class III Director for election at the 2022 Annual Meeting.

Mr. Larry J. Thoele has informed the Board of his desire to retire from service as a Director of the Company upon the expiration of his current term as of the 2022 Annual Meeting. Following the 2022 Annual Meeting and Mr. Thoele’s retirement from service on the Board and each of the committees on which he serves, it is anticipated that the size of the Board will be reduced from nine directors to eight directors.

It is intended that the shares represented by the form of proxy will be voted at the 2022 Annual Meeting for the election of nominees Ms. Teresa L. White as a Class I Director for a term to expire at the 2024 Annual Meeting of Stockholders, Dr. Homaira Akbari and Ms. Diana M. Murphy as Class II Directors, each for a term to expire at the 2025 Annual Meeting of Stockholders, and Mr. James L. Liang as a Class III Director for a term to expire at the 2023 Annual Meeting, unless the proxy specifies otherwise. Ms. White, Dr. Akbari, Ms. Murphy and Mr. Liang have each indicated their willingness to serve as a member of the Board, if elected.

If, for any reason not presently known, Ms. White, Dr. Akbari, Ms. Murphy or Mr. Liang is not available for election at the time of the 2022 Annual Meeting, the shares represented by the form of proxy may be voted for the election of one or more substitute nominee(s) designated by the Board or a committee thereof, unless the proxy withholds authority to vote for such substitute nominee(s).

Assuming the presence of a Quorum, to be elected, a nominee must receive the affirmative vote of a majority of the votes cast by the holders of Common Stock with respect to that director’s election at the 2022 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

DIRECTORS OF THE COMPANY

The following information describes the principal occupation or employment, other affiliations and business experience of each of the nominees named above for election as a Class I, Class II or Class III Director and the other persons whose terms as Directors will continue after the 2022 Annual Meeting.

Name	Age	Business Experience
CLASS I — Nominee to serve as Director until the 2024 Annual Meeting of Stockholders

Teresa L. White	55

Ms. White was appointed as a Director of the Company by the Board, effective March 1, 2022. Ms. White is President of Aflac U.S., which constitutes the operating U.S. insurance businesses for Aflac Incorporated, a publicly held company listed on the New York Stock Exchange (“NYSE”). She has served in that position since October 2014. Prior to becoming President, Ms. White served in various leadership positions with Aflac, including Chief Operating Officer from July 2013 to September 2014, Executive Vice President and Chief Services Officer from October 2012 to July 2013 and Executive Vice President and Chief Administrative Officer from March 2008 to October 2012, among others. Ms. White also serves on the Board of Directors of Synovus Financial Corporation, a NYSE listed company. Ms. White has served on the boards of various non-profit and professional organizations, including the Georgia Chamber Board of Governors, Neighborworks Columbus and Americas Health Insurance Plans.

Ms. White’s long, multifaceted career at Aflac has included responsibility over many key functional areas, including marketing, sales and distribution, information technology, corporate communications, operations, U.S. financial management and shared services. As President of Aflac U.S. since 2014, she has also overseen the company’s extensive distribution network of individual agents and brokers across the U.S., as well as nearly 5,000 employees. Ms. White’s extensive operational and strategic background, coupled with her marketing, sales, talent and risk management experience in a large, sophisticated business with an extensive independent agent network provides valuable experience and expertise to the Board.

Name	Age	Business Experience
CLASS II — Nominees to serve as Directors until the 2025 Annual Meeting of Stockholders

Homaira Akbari	61

Dr. Akbari was appointed as a Director of the Company by the Board in January 2013, and, subsequently, was elected by the Company’s stockholders at the 2013 Annual Meeting of Stockholders as a Class II Director. Dr. Akbari is currently the President and Chief Executive Officer of AKnowledge Partners, LLC, a global advisory firm providing high-impact consultative strategies and advice to Fortune 1000 companies and private equity firms in the sectors of The Internet of Things, cybersecurity, enterprise software and artificial intelligence. From 2007 to 2012, Dr. Akbari was the President and Chief Executive Officer of SkyBitz, Inc., a leading provider of remote asset tracking and security solutions specializing in real-time decision-making tools for companies with unpowered assets such as truck trailing equipment, intermodal containers and rail cars. Prior to her service with SkyBitz, Dr. Akbari held executive positions at Microsoft Corporation, Thales Group, TruePosition, Inc., a subsidiary of Liberty Media Corporation, and Cambridge Strategic Management Group (CSMG). Dr. Akbari holds a Ph.D. in particle physics from Tufts University and is presently a member of the Business Board of Advisors for Carnegie Mellon University. Dr. Akbari also serves on the Board of Directors of Banco Santander, S.A., a company incorporated in Spain and listed on the NYSE, and Temenos AG, a company incorporated in Switzerland and listed on the SIX Swiss Exchange. Dr. Akbari also has served since 2020 on the Board of Directors of Santander Consumer USA Holdings Inc., formerly a NYSE listed company until January 2022. Dr. Akbari formerly served on the board of directors of (i) Covisint Corporation, a company formerly listed on the NASDAQ, from 2014 to 2016, (ii) GEMALTO N.V., a company incorporated in the Netherlands and formerly listed on the Euronext Amsterdam and Euronext Paris, from 2013 to 2019, and (iii) Veolia S.A., a company incorporated in France and listed on the Euronext Paris, from 2015 to 2019.

Dr. Akbari has extensive business experience, with an emphasis on the use of technology within the transportation and logistics sector. The Board believes Dr. Akbari’s experience as leading AKnowledge Partners and as the former Chief Executive Officer of SkyBitz, a major technology vendor to the transportation sector, as well as to

Name	Age	Business Experience
		many industrial sectors served by the Company, provides important technological and business expertise to the Board. The Board also believes that Dr. Akbari’s prior executive service in various capacities with a number of large multinational corporations provides the Board with additional expertise in international matters.

Diana M. Murphy	65

Ms. Murphy was elected by the Board of Directors as non-executive Chairman of the Board on May 19, 2015. Ms. Murphy served as Lead Independent Director of the Board from May 2012 to May 2015. Ms. Murphy has been a Director of the Company since February 1998. Ms. Murphy is a Managing Director of Rocksolid Holdings, LLC, a private equity firm. She was the Managing Director of the Georgia Research Alliance Venture Fund from 2012 to 2015. From 1997 to 2007, she was a Managing Director at Chartwell Capital Management Company, a private equity firm. Prior to that time, Ms. Murphy spent over 15 years in various senior management positions in the publishing industry. Ms. Murphy also serves on the Board of Directors of Synovus Financial Corporation, a NYSE listed company. Ms. Murphy served on the Board of Directors of CTS Corporation, a NYSE listed company, from 2010 to 2020. Ms. Murphy also serves on the Board of Directors of several private companies and non-profit organizations and is a past President of the United States Golf Association.

Ms. Murphy has extensive experience in business management, having served as a Managing Director of several private equity firms, as a board member of numerous portfolio companies of these private equity firms and as an executive in the media and communications industry. The Board believes Ms. Murphy’s work across a range of companies operating in different industry sectors, together with her strong background in strategic planning, marketing and management development, allows her to add important perspective and experience to the Board.

Name	Age	Business Experience
CLASS III — Nominee to serve as Director until the 2023 Annual Meeting of Stockholders

James L. Liang	64

Mr. Liang was appointed as a Director of the Company by the Board, effective March 1, 2022. Mr. Liang is the founder of Hope Street Advisers, LLC, an investment firm through which he invests in early-stage technology companies, and an operating partner at Updata Partners LLC, a growth equity investment firm focused on B2B software companies. Earlier in his career, Mr. Liang served from 2008 to 2011 as the Senior Vice President, Strategy & Corporate Development at Amdocs, Ltd., a publicly held software company listed on the NASDAQ Global Select Market, where he led all corporate strategic planning and acquisition activities. Before that, Mr. Liang served as Vice President, Strategy – Global Technology Services (GTS), IBM’s technology services division, leading initiatives to drive global growth. Prior to his roles as an operator, Jim was an investment banker at Morgan Stanley & Co., Inc. from 1993 to 2004, culminating his service at Morgan Stanley as the head of global technology investment banking. Mr. Liang also serves on the board of directors of Glassbox Ltd., a software company incorporated in Israel and listed on the Tel Aviv Stock Exchange.

Mr. Liang has extensive experience working in and with innovative companies as an investor, operator and advisor. The Board believes Mr. Liang provides important strategic and financial expertise rooted in a technology-based background.

Name	Age	Business Experience
CLASS III — Directors whose terms expire at the 2023 Annual Meeting of Stockholders

David G. Bannister	66

Mr. Bannister has been a Director of the Company since April 1991. Mr. Bannister is a private investor. From May 2005 to September 2014, Mr. Bannister held a number of positions with FTI Consulting, Inc. (“FTI”), a global business consulting firm listed on the NYSE. Effective April 1, 2011, Mr. Bannister was elected to the position of Chairman of the North American Region of FTI. In this capacity, Mr. Bannister had operating and profitability responsibility for FTI’s client-service operations and business segments. Mr. Bannister served as Executive Vice President and Chief Financial Officer of FTI from March 2010 to April 2011, Executive Vice President – Corporate Development and Chief Administrative Officer from December 2008 to March 2010, Executive Vice President – Corporate Development from June 2006 to December 2008 and Senior Vice President – Business Development from May 2005 to June 2006. From 1998 to 2003, Mr. Bannister was a General Partner of Grotech Capital Group, Inc., a private equity and venture capital firm. Prior to joining Grotech Capital Group, Inc. in May 1998, Mr. Bannister was a Managing Director at Deutsche Bank Alex Brown Incorporated.

Mr. Bannister has broad financial and strategic experience through a long career that has included work as (i) an investment banker focused on the transportation sector, (ii) a private equity and venture capital investor and (iii) as a senior executive with FTI. In his former capacity as a senior executive with FTI, Mr. Bannister was involved extensively with FTI’s operational strategy and global expansion, with responsibility for all of FTI’s business segments, budgeting and strategic growth initiatives. Earlier in his career, Mr. Bannister was a certified public accountant with Deloitte, Haskins and Sells and has extensive experience with financial reporting and auditing matters. The Board believes Mr. Bannister’s experience, together with his over 30 years of service as a Director of the Company, allows him to bring a sophisticated, diverse and seasoned business perspective to the Board.

George P. Scanlon	64	Mr. Scanlon has been a Director of the Company since May 2017. Mr. Scanlon is a private investor. From 2010 to 2013, Mr. Scanlon was the Chief Executive Officer of Fidelity National Financial, Inc. (“FNF”), after serving as Chief

Name	Age	Business Experience

Operating Officer of FNF earlier in 2010. FNF, listed on the NYSE, is the nation’s largest title insurance company, through its title insurance underwriters, and a leading provider of technology and transaction services to the real estate and mortgage industries. Mr. Scanlon also served as the Executive Vice President - Finance of Fidelity National Information Services from 2009 to 2010 and the Chief Financial Officer of Fidelity National Information Services, also listed on the NYSE, from 2008 to 2009. Prior to working at FNF, Mr. Scanlon served as the Chief Financial Officer at several companies in various industries, including real estate, technology and data services. Earlier in his career, Mr. Scanlon worked for approximately 18 years for Ryder System, Inc., a NYSE-listed transportation and supply chain management solutions company, in a number of financial, audit and strategic roles, and for Price Waterhouse (now PricewaterhouseCoopers International Limited) (“PwC”) as an accountant. Mr. Scanlon also currently serves on the board of directors of Cyndx Holdco, Inc., a privately held company, and previously served on the board of directors of WageWorks, Inc., formerly a NYSE-listed company, from 2018 to 2019 and Remy International, Inc., formerly a NASDAQ-listed company, from 2012 to 2015.

Mr. Scanlon has broad business, financial and strategic expertise through a long career with both public and private companies in a number of industries. Mr. Scanlon’s service as an executive at FNF, particularly his service as the former Chief Executive Officer of FNF, brings valuable experience to the Board. FNF also owned minority or majority equity positions in a number of private portfolio companies on whose boards Mr. Scanlon served, including Comdata, Inc., a leading provider of fleet management and B2B payment solutions for the trucking industry and a key vendor to the Company. Mr. Scanlon also offers a very strong financial background, having served as the chief financial officer at a number of companies, as a financial executive at Ryder System, Inc., and as an accountant at PwC.

Name	Age	Business Experience
CLASS I — Directors whose terms expire at the 2024 Annual Meeting of Stockholders

James B. Gattoni	60

Mr. Gattoni was appointed as a Director of the Company by the Board on January 29, 2015, and, subsequently, was elected by the Company’s stockholders at the 2015 Annual Meeting as a Class I Director. Mr. Gattoni has been President and Chief Executive Officer of the Company since December 29, 2014, the first business day of the Company’s 2015 fiscal year. From November 2, 2020 until May 24, 2021, Mr. Gattoni also served as the Company’s interim principal financial officer after the departure of the Company’s prior CFO. Mr. Gattoni was President and Chief Financial Officer of the Company from January 2014 to December 28, 2014. Mr. Gattoni was Executive Vice President and Chief Financial Officer from January 2013 to January 2014. Mr. Gattoni was Vice President and Chief Financial Officer of the Company from April 2007 to January 2013. Mr. Gattoni was Vice President and Co-Chief Financial Officer of the Company from January 2007 to April 2007. He was Vice President and Corporate Controller of Landstar System Holdings, Inc. (“LSHI”) from July 2000 to January 2007. He was Corporate Controller of LSHI from November 1995 until July 2000. He is also an officer or director of each of the Company’s subsidiaries and is a trustee of the Landstar Scholarship Fund.

Mr. Gattoni has significant financial, administrative and operational experience with the Company, having served as the Chief Financial Officer from 2007 through 2014 and as President of the Company since 2014. Mr. Gattoni has been instrumental in contributing to the growth of Landstar over his twenty-five-plus year career with the Company and, as Chief Executive Officer, is responsible for leading the overall strategic direction of the enterprise. Prior to joining the Company, Mr. Gattoni was a certified public accountant in audit with KPMG for approximately eight years.

Anthony J. Orlando	62	Mr. Orlando was appointed as a Director of the Company by the Board on May 19, 2015, and, subsequently, was elected by the Company’s stockholders at the 2016 Annual Meeting as a Class I Director. Mr. Orlando is currently a private investor and business consultant. From October 2004 until March 2015, Mr. Orlando served as the President and Chief Executive Officer of Covanta Holding Corporation (“Covanta”), a leading provider of sustainable waste and energy solutions

Name	Age	Business Experience

that was listed on the NYSE during his tenure. Prior to serving as the President and Chief Executive Officer of Covanta, Mr. Orlando was the President and Chief Executive Officer of Covanta Energy from November 2003 to October 2004. From March 2003 to November 2003, Mr. Orlando served as Senior Vice President, Business and Financial Management of Covanta Energy. Mr. Orlando served in various other capacities with Covanta and its affiliates beginning in 1987. Mr. Orlando formerly served on the board of directors of Covanta from 2005 to 2017, and on the board of directors of Contura Energy, Inc., an NYSE-listed company, from 2017 to 2019.

Mr. Orlando has extensive business experience, having served in a number of different roles at Covanta with responsibility for, among other areas, strategic, operational and financial matters. The Board believes Mr. Orlando’s service, in particular as Chief Executive Officer of Covanta, adds valuable expertise to the Board.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis four times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when matters require Board action between scheduled meetings. In addition, the Independent Directors (as defined below) of the Board meet regularly in executive session without any other members of management or the Board present.

Attendance at Annual Meetings

Each member of the Board is required to attend all meetings (whether special or annual) of the stockholders of the Company. In the case where a Director is unable to attend a special or annual stockholders’ meeting, such absence shall be publicly disclosed in the subsequent Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (the “SEC”) and an explanation for such absence shall be provided to the Company’s Nominating and ESG Committee. Any consideration of additional Company action, as appropriate, with respect to such absence shall be solely within the discretion of the Nominating and ESG Committee of the Board. All current Board members attended the 2021 Annual Meeting, which was held virtually.

Attendance at Board Meetings

During the Company’s 2021 fiscal year, the Board held eleven meetings and acted by unanimous written consent one time. During the Company’s 2021 fiscal year, each current Director who served on the Board in 2021 attended 75% or more of the total number of meetings of the Board and all committees of the Board on which such Director serves.

Independent Directors

Each of Homaira Akbari, David G. Bannister, James L. Liang, Diana M. Murphy, Anthony J. Orlando, George P. Scanlon, Larry J. Thoele and Teresa L. White is an “independent director,” as defined in Rule 5605(a)(2) of the Listing Rules of the NASDAQ Stock Market and Item 407(a) of Regulation S-K promulgated under the Securities Act and meets the requirements of Rule 5605(c)(2)(A) of such NASDAQ rules and Item 407(a) of Regulation S-K promulgated under the Securities Act (such Directors are, collectively, the “Independent Directors”). The Independent Directors held four meetings during fiscal year 2021, in each case in executive session without any other members of management or the Board present.

Structure and Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, a Nominating and ESG Committee, a Safety and Risk Committee and a Strategic Planning Committee to devote attention to specific subjects. The functions of these committees and the number of meetings held during 2021 are described below. The Board does not currently have an Executive Committee. The Independent Directors have elected a non-executive Chairman, whose role is further described below. In addition, the Board has established a Disclosure Committee comprised of members of management, including one employee member of the Board, to establish and maintain certain disclosure controls and procedures to ensure accurate and timely disclosure in the Company’s periodic reports filed with the SEC, and a Risk Committee comprised of members of management, including one employee member of the Board, to identify, assess and manage the enterprise-wide significant risks and related policies and procedures of the Company.

Each of the Audit Committee, Compensation Committee and Nominating and ESG Committee solely consist of the Independent Directors, with a different Independent Director serving as the Chairman for each such committee. In addition, Mr. Scanlon serves as the Chairman of the Strategic Planning Committee and Dr. Akbari

serves as the Chairman of the Safety and Risk Committee, each of which is comprised of all of the Directors on the Board. Historically, each of the Audit Committee, Compensation Committee and Nominating and ESG Committee has typically invited Mr. Gattoni, the Director who does not serve on those committees, to attend all regular meetings of these three committees, excluding any meetings of the Compensation Committee to the extent pertaining to his executive compensation arrangements.

Leadership Structure of the Board

The leadership structure of the Board consists of: (i) a non-executive Chairman; (ii) an Independent Director serving as Chairman of the Audit Committee; (iii) an Independent Director serving as Chairman of the Compensation Committee; (iv) an Independent Director serving as Chairman of the Nominating and ESG Committee; (v) an Independent Director serving as Chairman of the Strategic Planning Committee; (vi) an Independent Director serving as the Chairman of the Safety and Risk Committee; and (vii) an employee Director who also serves as the Company’s President and Chief Executive Officer. Each of the Audit Committee, the Compensation Committee and the Nominating and ESG Committee consists solely of Independent Directors.

The Board believes this leadership structure is appropriate for the Company as the Company’s Chief Executive Officer is responsible for leading the overall strategic direction of the enterprise; however, the Independent Directors, led by the non-executive Chairman of the Board, retain the decision making authority of the Board because the Independent Directors consist of a majority of the members of the Board. In addition, the Independent Directors constitute the sole members of the Audit Committee, Compensation Committee and Nominating and ESG Committee and a majority of members of the Strategic Planning Committee and the Safety and Risk Committee. The Board also believes that its leadership structure is supported by Independent Directors serving as the Chairman of each committee of the Board, as the Chairman of each committee of the Board has responsibility for setting the agenda for each meeting of that committee. Ms. Murphy, as non-executive Chairman, sets the agenda for the meetings of the Independent Directors. Further, the Company’s internal audit function reports directly to the Audit Committee. Finally, there are no meetings of the Board or any committee of the Board at which each Independent Director is not an invited member, the Independent Directors meet regularly in executive session without any members of management present, including Mr. Gattoni, and the Independent Directors have significant input regarding the Board’s agenda and information flow.

Non-Executive Chairman

On May 19, 2015, the Board elected Diana M. Murphy to serve as non-executive Chairman of the Board for such term as the Board may determine. In appointing Ms. Murphy as the non-executive Chairman of the Board following the Company’s 2015 Annual Meeting, the Board considered Ms. Murphy’s extensive experience with the Company having served on the Board since 1998, including her service as Independent Lead Director since 2012 and her service at various times as Chairman of the Nominating and Corporate Governance Committee (subsequently renamed the Nominating and ESG Committee), the Strategic Planning Committee and the Compensation Committee.

The duties and responsibilities of the non-executive Chairman include: (i) to preside as the chairman at all meetings of the Board; (ii) to preside as the chairman at all meetings of the Independent Directors; (iii) to serve as a liaison between the Independent Directors and Mr. Gattoni; (iv) to coordinate with Mr. Gattoni to prepare meeting agendas and related materials for meetings of the Board; (v) to coordinate with the other Independent Directors of the Board to develop the agenda with respect to all meetings of the Independent Directors; (vi) to have the authority to call meetings of the Board and meetings of the Independent Directors; (vii) to approve the annual schedule of meetings of the Board; (viii) to ensure that the Board has adequate resources, including complete, timely information necessary to enable the members of the Board to perform their duties; and (ix) to communicate to management, as appropriate, the results of private discussions among the Independent Directors.

In addition to the aforementioned duties, the non-executive Chairman of the Board is also the Chairman of the Nominating and ESG Committee. In that capacity, Ms. Murphy leads the process by which potential new Independent Directors are identified and evaluated. The Board believes it is important to confer this responsibility on the non-executive Chairman in order to support a Board structure where the Independent Directors retain the decision making authority of the Board.

Separation of the Roles of Chairman and Chief Executive Officer

Ms. Murphy, the former Lead Independent Director of the Company, was appointed non-executive Chairman of the Board, effective May 19, 2015. Historically, the Company has experienced periods during which the roles of Chairman of the Board and Chief Executive Officer have been combined and periods during which these roles have been separated. The Board believes that an analysis of whether the roles of Chairman of the Board and Chief Executive Officer should be separated is based on the facts and circumstances applicable at the time of the analysis and that it may not be appropriate under all circumstances to separate the roles of Chairman of the Board and Chief Executive Officer.

Classified Structure of the Board

As described above, the Board is divided into three classes (Class I, Class II and Class III), with Directors in each class serving staggered three-year terms. The Board believes it is appropriate for the Board to retain its classified structure for several reasons, including: (i) to promote the best interests of the Company and its stockholders by providing continuity and stability with respect to leadership; (ii) to facilitate long-term planning and enhance the ability of the Board to implement long-term business strategies; (iii) to help attract and retain highly qualified directors; (iv) to enhance the Company’s bargaining power on behalf of stockholders in the event of a hostile takeover attempt or other activist shareholder undertakings; and (v) to reduce vulnerability to a coercive takeover attempt and thereby make it more likely that a potential acquiror would initiate discussions with the existing Board since it cannot replace all Directors in a single election cycle.

Board Diversity Matrix

The following table provides information in a standardized matrix pursuant to NASDAQ Rule 5606 setting forth: (i) the total number of Company board members and (ii) how those board members self-identify regarding gender, predefined race and ethnicity categories and LGBTQ+ status.

Board Diversity Matrix (as of March 29, 2022)
Total Number of Directors	9

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

Definitions of the terms used in this table are adopted from the applicable NASDAQ rule and related guidance and are as follows:

•	Non-Binary – Refers to genders that are not solely man or woman. Someone who is non-binary may have more than one gender, no gender, or their gender may not be in relation to the gender binary.

•	African American or Black (not of Hispanic or Latinx origin) – A person having origins in any of the Black racial groups of Africa.

•

Alaskan Native or Native American – A person having origins in any of the original peoples of North and South America (including Central America), and who maintain cultural identification through tribal affiliation or community recognition.

•

Asian – A person having origins in any of the original peoples of the Far East, Southeast Asia, or the Indian subcontinent, including, for example, Cambodia, China, India, Japan, Korea, Malaysia, Pakistan, the Philippine Islands, Thailand, and Vietnam.

•

Hispanic or Latinx – A person of Cuban, Mexican, Puerto Rican, South or Central American, or other Spanish culture or origin, regardless of race. The term Latinx applies broadly to all gendered and gender-neutral forms that may be used by individuals of Latin American heritage, including individuals who self-identify as Latino/a/e.

•	Native Hawaiian or Pacific Islander – A person having origins in any of the peoples of Hawaii, Guam, Samoa, or other Pacific Islands.

•	White (not of Hispanic or Latinx origin) – A person having origins in any of the original peoples of Europe, the Middle East, or North Africa.

•	Two or More Races or Ethnicities – A person who identifies with more than one of the above categories.

•	LGBTQ+ – A person who identifies as any of the following: lesbian, gay, bisexual, transgender or as a member of the queer community.

Audit Committee

The members of the Audit Committee are Homaira Akbari, David G. Bannister, James L. Liang, Diana M. Murphy, Anthony J. Orlando (Chairman), George P. Scanlon, Larry J. Thoele and Teresa L. White, each an Independent Director.

The Charter of the Audit Committee was amended and restated by the Board at the May 18, 2020 Board meeting. The Charter of the Audit Committee more fully describes the purposes, membership, duties and responsibilities of the Audit Committee described herein. A copy of the Charter of the Audit Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Audit Committee (i) appoints the independent registered public accounting firm for the Company and monitors the performance of such firm, (ii) reviews the scope and results of the annual audits, (iii) evaluates with the independent registered public accounting firm the Company’s annual audit of the consolidated financial statements and audit of internal control over financial reporting, (iv) monitors the performance of the Company’s internal audit function, (v) reviews with management the annual and quarterly financial statements, (vi) reviews with management and the internal auditors the status of internal control over financial reporting, (vii) reviews and maintains procedures for the anonymous submission of complaints concerning accounting and auditing irregularities and (viii) reviews problem areas having a potential financial impact on the Company which may be brought to its attention by management, the internal auditors, the independent registered public accounting firm, the Board or through an anonymous submission of complaints. In addition, the Audit Committee preapproves all non-audit related services provided by the Company’s independent registered public accounting firm, currently KPMG, and approves the independent registered public accounting firm’s fees for services rendered to the Company. During the 2021 fiscal year, the Audit Committee held thirteen meetings and did not act by written consent.

Compensation Committee

The members of the Compensation Committee are Homaira Akbari, David G. Bannister (Chairman), James L. Liang, Diana M. Murphy, Anthony J. Orlando, George P. Scanlon, Larry J. Thoele and Teresa L. White, each an Independent Director.

The Compensation Committee functions include: (i) reviewing and making determinations with respect to matters having to do with the compensation of Executive Officers and Directors of the Company and (ii) administering certain plans relating to the compensation of officers and Directors. During the Company’s 2021 fiscal year, the Compensation Committee held four meetings and did not act by written consent.

The Charter of the Compensation Committee was amended and restated by the Board at the December 7, 2020 Board meeting. The Charter of the Compensation Committee more fully describes the purposes, membership, duties and responsibilities of the Compensation Committee described herein. A copy of the Charter of the Compensation Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Compensation Committee has full and complete discretion to establish the compensation payable to the Company’s Chief Executive Officer and the other Executive Officers and oversees the compensation payable to other employees of the Company. With regard to the Executive Officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee, following authorization by the Board, has delegated to the Company’s Chief Executive Officer authority with respect to management of annual salary decisions for employees making up to $200,000 in annual salary. In addition, the Compensation Committee has delegated to the Company’s Chief Executive Officer the authority with respect to the grant of restricted stock units and/or nonvested restricted stock up to an aggregate grant date fair value of $200,000 per employee (other than Executive Officers) with vesting over a period of no less than three years from the date of the grant following consultation with the Chairman of the Compensation Committee. The Compensation Committee has otherwise not delegated to management any of its responsibilities with respect to the compensation of the Executive Officers of the Company, except with respect to the day-to-day operations of the Company’s compensation plans.

The Compensation Committee has the authority to hire and negotiate the terms of compensation for its advisers, including compensation consultants. The Compensation Committee periodically reviews the Company’s compensation programs.

Compensation Committee Interlocks and Insider Participation

As noted above, the members of the Compensation Committee are Homaira Akbari, David G. Bannister, James L. Liang, Diana M. Murphy, Anthony J. Orlando, George P. Scanlon, Larry J. Thoele and Teresa L. White. All members of the Compensation Committee are Independent Directors, and no member is or has been an employee of the Company. During the Company’s 2021 fiscal year, no Executive Officer of the Company served as a member of the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Board or the Compensation Committee.

Nominating and ESG Committee

The members of the Nominating and ESG Committee are Homaira Akbari, David G. Bannister, James L. Liang, Diana M. Murphy (Chairman), Anthony J. Orlando, George P. Scanlon, Larry J. Thoele and Teresa L. White, each an Independent Director.

The functions of the Nominating and ESG Committee include to (i) review the composition of the Board and its committees to determine whether it may be appropriate to add or remove individuals or otherwise change the composition thereof; (ii) oversee the self-evaluation of the Board and the self-evaluation of each Board committee; (iii) review and evaluate current directors for re-nomination to the Board or reappointment to any Board committee; (iv) identify individuals qualified and suitable to become Board members and recommend to the Board the director nominees for each annual meeting of stockholders; (v) develop and recommend to the Board a set of corporate governance principles applicable to the Company; and (vi) provide oversight of the Company’s corporate responsibility initiatives and principles, including those relating to environmental and social matters. During the Company’s 2021 fiscal year, the Nominating and ESG Committee held two meetings and did not act by written consent.

The Charter of the Nominating and ESG Committee was amended and restated by the Board at the December 8, 2020 Board meeting. The Charter more fully describes the purposes, membership, duties and responsibilities of the Nominating and ESG Committee described herein. A copy of the Charter of the Nominating and ESG Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Nominating and ESG Committee oversees an annual self-evaluation conducted by the Board in order to determine whether the Board and its committees are functioning effectively. The Nominating and ESG Committee also oversees individual Director self-assessments. The Nominating and ESG Committee considers the Board, committee and individual Director self-assessments for purposes of making recommendations to the Board as to the persons who should be nominated for election or re-election, as the case may be, at each upcoming annual meeting of stockholders.

The Nominating and ESG Committee considers candidates for the Board suggested by its members and other Board members, as well as management and stockholders. The Nominating and ESG Committee also has the authority to engage search firms to help conduct searches for new candidates for the Board. There are no differences in the manner in which the Nominating and ESG Committee evaluates nominees for the Board based on whether or not the nominee is recommended by one of its members, another Board member, management or a stockholder. The Nominating and ESG Committee evaluates prospective nominees against a number of minimum standards and qualifications, including business experience and financial literacy. The Nominating and ESG Committee also considers such other factors as it deems appropriate, including the current composition of the Board, the balance of management Directors and Independent Directors, the need for Audit Committee or other relevant expertise, the evaluations of other prospective nominees and other individual qualities and attributes that contribute to a broad spectrum of experience among members of the Board. The Nominating and ESG Committee then determines whether to interview the prospective nominees, and, if warranted, one or more of the members of the Nominating and ESG Committee, and others as appropriate, interview such prospective nominees whether in person or by telephone. After completing this evaluation and, if warranted, interview, the Nominating and ESG Committee makes a recommendation to the Board as to the persons who should be nominated by the Board. The Board then determines the nominees after considering the recommendation and report of the Nominating and ESG Committee.

Stockholders who wish to submit names to the Nominating and ESG Committee for consideration for nomination to the Board should do so in writing addressed to the Nominating and ESG Committee, c/o Corporate Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

Following the recommendation of the Nominating and ESG Committee, the Board approved revised Nominating and Corporate Guidelines at its May 20, 2019 meeting. The Corporate Governance Guidelines set forth, among other things, guidelines with respect to Director qualification standards and Board membership criteria, limitations on the number of public company boards on which a Director may serve, attendance of Directors at Board meetings, Director compensation, Director education, evaluation of the Company’s Chief Executive Officer and Board self-assessment. A copy of the Corporate Governance Guidelines is available on the Company’s website at www.landstar.com under Investor Relations at https://investor.landstar.com/committee-details/corporate-governance-guidelines.

With respect to environmental and social matters, the Nominating and ESG Committee provides oversight with respect to the Company’s efforts and related public disclosure regarding environmental stewardship in its operations and social matters pertaining to the Company’s business, including current and emerging social trends and issues that may affect the business operations, performance and public image of the Company. Information regarding Landstar’s corporate responsibility efforts is available on the Company’s website at https://www.landstar.com/corporate-information/corporate-responsibility/.

Safety and Risk Committee

The members of the Safety and Risk Committee are Homaira Akbari (Chairman), David G. Bannister, James B. Gattoni, James L. Liang, Diana M. Murphy, Anthony J. Orlando, George P. Scanlon, Larry J. Thoele and Teresa L. White.

The Charter of the Safety and Risk Committee was amended and restated by the Board at the May 18, 2020 Board meeting. The Charter more fully describes the purposes, membership, duties and responsibilities of the Safety and Risk Committee described herein. A copy of the Charter of the Safety and Risk Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance. During the Company’s 2021 fiscal year, the Safety and Risk Committee held three meetings, no telephonic meetings and did not act by written consent.

The Safety and Risk Committee functions include the review and oversight of the Company’s safety performance, goals and strategies and the Company’s enterprise-wide risk identification, policies and procedures. The Company has also established a management risk committee, consisting of those members of executive management of the Company with ultimate responsibility for the Company’s enterprise risk management practices. The current members of this committee include the President and Chief Executive Officer, the Vice President and Chief Financial Officer, the Vice President and Chief Commercial Officer, the Vice President and Chief Safety and Operations Officer, the Vice President and Chief Information Officer, the Director of Internal Audit, the Vice President, General Counsel and Secretary, the Vice President, Transportation Administrative Services and the Vice President, Corporate Controller. The management risk committee meets on a quarterly basis to review the Company’s enterprise-wide risk identification and monitoring practices, policies and procedures. Representatives from the management risk committee meet with the Safety and Risk Committee at least twice annually to review and discuss enterprise risk management within the Company.

The Safety and Risk Committee functions also include review with management of the performance, goals and strategies of the Company with respect to (i) the safety of its employee workforce, including, for example, with respect to illness or disease and other public health matters and related impacts on the operations of the Company, (ii) insurance-based risk management, which may involve the use of arrangements with third party insurance and reinsurance companies, the Company’s captive insurance company, and self-insurance and other risk-retention practices, and (iii) the security of and risks related to information technology systems and procedures, including cybersecurity, the Company’s information security training programs and other cyber and information security related matters.

Strategic Planning Committee

The members of the Strategic Planning Committee are Homaira Akbari, David G. Bannister, James B. Gattoni, James L. Liang, Diana M. Murphy, Anthony J. Orlando, George P. Scanlon (Chairman), Larry J. Thoele and Teresa L. White. During the Company’s 2021 fiscal year, the Strategic Planning Committee held three meetings and did not act by written consent.

The Strategic Planning Committee functions include the review and consideration of the strategic objectives of the Company as well as the Company’s action plans designed and intended to achieve these strategic objectives. The Strategic Planning Committee solicits the views of the Company’s senior management and assesses strategic directions for implementation. The Strategic Planning Committee also reviews and approves the Company’s annual operating plan each year upon which is based the annual budgeted amount of diluted earnings per share that the Compensation Committee approves for purposes of establishing the “threshold” target under the Company’s Executive Incentive Compensation Plan. See “Compensation Discussion and Analysis – Performance Based Compensation – Annual Incentive Compensation” for more information.

COMPENSATION OF DIRECTORS

For fiscal year 2021, each Independent Director was paid an annual fee of $75,000 with no additional fees payable for attendance at or participation in Board or committee meetings or service as a chairman of a committee of the Board. Ms. Murphy, the non-executive Chairman of the Board, was paid an additional $50,000 annual fee to serve in that capacity. Directors are not paid a retainer fee upon election or re-election to the Board. Directors are reimbursed for expenses incurred in connection with attending Board meetings and other company-related expenses such as attending director educational events.

In addition, a Director who was neither an officer nor an employee of the Company received a grant of 634 restricted shares of Common Stock under the Amended and Restated 2013 Directors Stock Compensation Plan, on the first business day immediately following the May 2021 Annual Meeting, equal to a number of restricted shares of Common Stock determined based on the quotient of $110,000 divided by the fair market value of a share of Common Stock on the date of such grant, rounded to the nearest whole number of shares. Each such grant of restricted stock vests on the date of the next Annual Meeting. Generally, the unvested shares of restricted stock are subject to forfeiture upon early departure of a Director from the Board for any reason prior to the Annual Meeting that immediately follows the Annual Meeting in respect of which such shares were granted.

It is anticipated that effective immediately following the 2022 Annual Meeting, the Board will approve an increase in the annual fee paid to each Independent Director to $100,000 with no additional fees payable for attendance at or participation in Board or committee meetings or service as a chairman of a committee of the Board. It is also anticipated that Ms. Murphy, the non-executive Chairman of the Board, will continue to receive an additional $50,000 annual fee to serve in that capacity. In addition, upon approval by the stockholders of the Company of the 2022 Directors Stock Compensation Plan, it is anticipated that each Director who is neither an officer nor an employee of the Company will receive a grant of restricted shares of Common Stock under the 2022 Directors Stock Compensation Plan on the first business day immediately following the 2022 Annual Meeting, equal to a number of restricted shares of Common Stock determined based on the quotient of $150,000 divided by the fair market value of a share of Common Stock on the date of such grant, rounded to the nearest whole number of shares. Each such grant of restricted stock would vest on the date of the 2023 Annual Meeting, subject to forfeiture upon early departure of a Director from the Board for any reason other than death prior to the 2023 Annual Meeting.

Mr. Gattoni, who is not an Independent Director, did not receive any compensation for services as Director, for services on committees of the Board or for attendance at meetings, but he was reimbursed for expenses incurred in his capacity as a Director.

Compensation Paid to Directors

The following table summarizes the compensation paid to Directors, other than Mr. Gattoni, during 2021.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	All Other Compensation ($)	Total ($)
Homaira Akbari	75,000	109,942	2,478	187,420
David G. Bannister	75,000	109,942	2,478	187,420
Diana M. Murphy	125,000	109,942	2,478	237,420
Anthony J. Orlando	75,000	109,942	12,964	197,906
George P. Scanlon	75,000	109,942	2,478	187,420
Larry J. Thoele	75,000	109,942	2,478	187,420

(1)

Dr. Akbari, Mr. Bannister, Ms. Murphy, Mr. Orlando, Mr. Scanlon and Mr. Thoele were each granted 634 restricted shares on May 13, 2021, the first business day immediately following the date of the Company’s 2021 Annual Meeting. The fair market value of a share of Common Stock on May 13, 2021 was $173.41. At December 25, 2021, Dr. Akbari, Mr. Bannister, Ms. Murphy, Mr. Scanlon and Mr. Thoele each had 634 restricted shares outstanding and Mr. Orlando had 4,331 deferred stock units and 634 restricted shares outstanding, respectively. Dr. Akbari, Mr. Bannister, Ms. Murphy, Mr. Scanlon and Mr. Thoele were each paid dividends on unvested restricted stock of $2,478 in 2021. Mr. Orlando was paid dividends on unvested restricted stock of $317 and dividend equivalents on deferred stock units of $12,647 in 2021, respectively. Dividends paid on shares of unvested restricted stock and dividend equivalents paid on deferred stock units are included in All Other Compensation in the table above.

Director Stock Ownership Guidelines

The Compensation Committee of the Board has established stock ownership guidelines for Directors that recommend that each Director own a number of shares of the Company’s Common Stock in an amount no less than five times the annual cash fee payable to an outside Director within five years of such Director’s initial election to the Board. At March 16, 2022, each current Director who has served five years on the Board was in compliance with the stock ownership guidelines.

Hedging and Pledging of Common Stock by Directors

The Board has established a policy that prohibits the hedging and pledging of the Common Stock by all Directors under any circumstances.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee is comprised of all of the Independent Directors. The Audit Committee operates under a written charter approved by the Board.

Management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee is responsible for monitoring these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to the independent registered public accounting firm’s independence. The Audit Committee relies, without independent verification, on the information provided to it and on presentations and statements of fact made by management, the internal auditors and the independent registered public accounting firm.

In connection with these responsibilities, as discussed elsewhere in this Proxy Statement, the Audit Committee held four meetings and nine telephonic meetings during the Company’s 2021 fiscal year. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the independent registered public accounting firm. The Audit Committee discussed with representatives of the independent registered public accounting firm the overall scope and plans for these audits. The Audit Committee also met with representatives of KPMG, with and without management and the internal auditors present, to discuss the Company’s fiscal year 2021 financial statements and the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed the December 25, 2021 audited financial statements with management and reviewed and discussed the status of the Company’s internal control over financial reporting with management and the internal auditors. The Audit Committee also discussed with representatives of the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” adopted by the Public Company Accounting Oversight Board, and also received written disclosures and the letter from KPMG required by the Public Company Accounting Oversight Board regarding KPMG’s independence from the Company. The Audit Committee had discussions with representatives of the independent registered public accounting firm concerning the independence of the independent registered public accounting firm under the rules and regulations governing auditor independence promulgated under the Sarbanes-Oxley Act. The Audit Committee had discussions with management and the internal auditors concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission (“SEC”) and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

The Board has determined that Mr. Bannister, Mr. Liang, Mr. Orlando, Mr. Scanlon and Mr. Thoele, each an independent director under the NASDAQ and SEC audit committee structure and membership requirements, meet the SEC criteria of an “audit committee financial expert” under the standards established by Item 407(d) of Regulation S-K under the Securities Act. Mr. Bannister’s background and experience includes serving as a Managing Director of Deutsche Bank Alex Brown Incorporated, a General Partner of Grotech Capital Group, and as a senior executive with FTI Consulting, Inc., a global business consulting firm listed on the New York Stock Exchange. In addition, Mr. Bannister was a certified public accountant employed as an audit manager at the firm of Deloitte, Haskins and Sells. Mr. Liang’s background and experience includes serving as an investment banker at Morgan Stanley & Co., Inc. from 1993 to 2004, culminating his service at Morgan Stanley as the head of global technology investment banking. Mr. Liang also served in key executive roles at Amdocs, Ltd., a publicly held software company listed on the NASDAQ Global Select Market, where he led all corporate strategic planning and acquisition activities and as Vice President, Strategy – Global Technology Services (GTS), IBM’s technology services division, leading initiatives to drive global growth. Mr. Liang also has a Masters in Business Administration (Finance and Marketing) from the University of Chicago and a Bachelor of Science in Applied Mathematics & Economics from Brown University. Mr. Orlando’s background and experience includes serving as the CEO of Covanta from 2004 to 2015, during which time he actively supervised the principal financial and accounting officer of Covanta and helped to oversee and assess the performance of public accountants with respect to the preparation, auditing and evaluation of Covanta’s financial statements. Mr. Orlando also has a Masters in Business Administration (Finance) from Seton Hall University. Mr. Scanlon’s background and experience includes serving as the Chief Executive Officer of FNF after serving as the Executive Vice President – Finance of Fidelity National Information Services from 2009 to 2010 and the Chief Financial Officer of Fidelity National Information Services, also listed on the NYSE, from 2008 to 2009. Prior to working at FNF, Mr. Scanlon served as the Chief Financial Officer at several companies in various industries, including real estate, technology and data services as well as at PwC as an accountant. Mr. Thoele’s background and experience includes service as an audit partner with KPMG from 1982 to 2009. Mr. Thoele served as Managing Partner of the Jacksonville office of KPMG from 1991 to 2007, the partner in charge of the North Florida audit practice of KPMG from 1996 to 2007 and as a lead partner in KPMG’s private equity practice from 2007 to 2009.

During 2021, the Audit Committee preapproved the continuation of all non-audit services to be rendered to the Company by the independent registered public accounting firm in 2021 (which services are disclosed elsewhere in this Proxy Statement) and concluded that these services, if any, complied with maintaining the independence of the registered public accounting firm.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in the 2021 Annual Report, filed with the SEC on February 18, 2022. The Audit Committee has also selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and has recommended to the Board that this selection be presented to the stockholders for ratification.

THE AUDIT COMMITTEE

Anthony J. Orlando, Chairman

Homaira Akbari

David G. Bannister

James L. Liang

Diana M. Murphy

George P. Scanlon

Larry J. Thoele

Teresa L. White

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers (the “Executive Officers”) of the Company. The Executive Officers of the Company serve at the discretion of the Board and until their successors are duly elected and qualified. For information regarding ownership of Common Stock by the Executive Officers of the Company, see “Security Ownership by Management and Others.” There are no family relationships among any of the Directors and Executive Officers of the Company or any of its subsidiaries.

Name	Age	Business Experience

James B. Gattoni	60	See previous description under “Directors of the Company.”

Joseph J. Beacom	57	Mr. Beacom has been an Executive Officer of the Company since January 2006. He has been Vice President and Chief Safety and Operations Officer since May 2011. Mr. Beacom served as Vice President and Chief Safety, Security and Compliance Officer of the Company from January 2006 until May 2011. Mr. Beacom served as Vice President and Chief Safety, Security and Compliance Officer of LSHI from May 2005 to May 2011. Prior to May 2005, Mr. Beacom held various other positions with subsidiaries of the Company since 1993.

Robert S. Brasher	51	Mr. Brasher has been an Executive Officer of the Company since June 2019. He has been Vice President and Chief Commercial Officer of the Company since June 2019. Mr. Brasher also serves as the President of Landstar Transportation Logistics, Inc., Landstar Ranger, Inc., Landstar Inway, Inc., Landstar Ligon, Inc., Landstar Gemini, Inc., Landstar Express America, Inc., and Landstar Global Logistics, Inc. (the “Transportation Services Subsidiaries”). Mr. Brasher served as Executive Vice President, Western Field Division of each of the Transportation Services Subsidiaries of the Company from January 2014 until June 2019. Mr. Brasher held various other positions with subsidiaries of the Company since 2000.

Ricardo S. Coro	58	Mr. Coro has been an Executive Officer of the Company since May 2017. He has been Vice President and Chief Information Officer of the Company since May 2017. Prior to joining the Company in 2017, Mr. Coro served from 2012 to 2017 as Senior Vice President and Chief Information Officer for Southeastern Grocers, LLC, parent company of BI-LO, Fresco y Más, Harveys and Winn-Dixie supermarkets. From 2005 to 2012, he served as Senior Vice President and Chief Information Officer of Advance Auto Parts, Inc., a leading retailer of automotive replacement parts and accessories. From 2002 to 2005, Mr. Coro served as Vice President of North American Information Technology at Office Depot, a leading retailer of office supplies. Earlier in his career, Mr. Coro served in various roles at other employers in the technology and engineering fields.

Name	Age	Business Experience

Michael K. Kneller	47	Mr. Kneller has been an Executive Officer of the Company since June 2005. He has been Vice President, General Counsel and Secretary of the Company since June 2005. Prior to joining the Company in 2005, Mr. Kneller was a corporate attorney at the law firm of Debevoise & Plimpton LLP. He is also an officer or director of each of the Company’s subsidiaries and is a trustee of the Landstar Scholarship Fund.

Federico L. Pensotti	54	Mr. Pensotti has been an Executive Officer of the Company since May 2021. He has been Vice President and Chief Financial Officer of the Company since May 2021. He is also an officer or director of each of the Company’s Transportation Services Subsidiaries. Prior to joining the Company in 2021, Mr. Pensotti served as Chief Financial Officer of One Call from January 2018 to May 2021, a healthcare-related services company. Prior to that, Mr. Pensotti held CFO roles at e-commerce logistics and omni-channel solutions provider Radial, Inc. (formerly eBay Enterprise) from March 2016 to January 2018 and Interline Brands, a leading wholesale distributor of maintenance, repair and operations products from March 2014 to February 2016. Earlier in his career, Mr. Pensotti worked in various financial roles at SABRE Holdings and American Airlines. Mr. Pensotti is a licensed certified public accountant, chartered financial analyst and certified treasury professional.

Compensation Discussion and Analysis

Overall Policy

The Company’s executive compensation philosophy is to attract and motivate executive talent best suited to develop and implement the Company’s business strategy. These objectives are attained by tying a significant portion of each executive’s compensation to the Company’s success in meeting specified annual corporate financial performance goals and, through the grant of stock-based awards, aligning the interests of the Named Executives to the interests of our stockholders. The Company’s philosophy is to recognize individual contributions while supporting a team approach in achieving overall business objectives and increasing shareholder value.

The key elements of the Company’s executive compensation consist of base salary, annual performance-based incentive payments and stock-based awards. The Company’s policies with respect to each of these elements, including the basis for the compensation awarded, are discussed below.

The Company’s philosophy is to pay annual compensation generally in cash, with long-term incentive compensation paid in the form of stock-based awards. Base salary is intended to constitute a modest percentage of total compensation. The annual incentive compensation plan is designed to pay substantial compensation for superior performance. Stock-based awards have historically accounted for a significant portion of each Named Executive’s total compensation. In 2021, the Company awarded both performance stock units and restricted stock to each of its Named Executives based on each individual’s level of responsibility and performance and to help align management’s future interests with that of the Company’s stockholders. The Company believes that its compensation practices align executive compensation with financial performance and, as such, executive compensation arrangements are generally aligned with the Company’s variable cost business model.

The Compensation Committee of the Board is solely responsible for decisions with respect to the compensation of the Company’s President and Chief Executive Officer, James B. Gattoni. The Compensation Committee is also responsible, taking into consideration recommendations of the President and Chief Executive Officer, for decisions with respect to the compensation awarded to the other individuals whose compensation is detailed below (such other officers, together with Mr. Gattoni, collectively herein referred to as the “Named Executives”), subject to review by the entire Board.

The Company provides its stockholders with the opportunity to cast an annual advisory vote on Named Executive compensation as described elsewhere in this Proxy Statement (commonly known as a “say-on-pay” proposal). At the Company’s 2021 Annual Meeting, approximately 99% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. As noted above, the say-on-pay vote is advisory and therefore not binding on the Compensation Committee. However, the Compensation Committee values the opinion of the Company’s stockholders and, to the extent there were any significant vote against the Named Executive compensation as disclosed in this Proxy Statement, would consider the stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.

Base Salaries

Base salaries for Named Executives are initially determined by evaluating the responsibilities of the position held and the experience of the individual. Salary adjustments are determined by evaluating the performance of the Company and of each Named Executive, and also take into account the Named Executive’s assumption of, or changes in, responsibilities, if any. The financial results of the operating functions which report into a Named Executive or for which a Named Executive otherwise has responsibility are also considered. The base salaries of the five Named Executives are detailed in the Summary Compensation Table that follows. As of January 1, 2022, the Compensation Committee approved increases in the annual base salaries of Mr. Kneller to $400,000 per year and Messrs. Beacom and Coro to $375,000 per year.

As previously disclosed in a Current Report on Form 8-K filed with the SEC on May 24, 2021, Federico L. Pensotti joined the Company as Vice President and Chief Financial Officer, effective May 24, 2021, with an annual salary of $475,000.

Performance Based Compensation

The Company maintains performance-based compensation programs that are designed to encourage the Company’s Named Executives to achieve various financial goals linked to operating objectives both for the Company’s upcoming fiscal year as well as for the longer term performance of the enterprise. The Company’s performance-based compensation programs include the Company’s annual incentive program and stock-based awards program, each of which are further described below.

Annual Incentive Compensation

The Company’s objective with respect to the Landstar System, Inc. Executive Incentive Compensation Plan, adopted by the Board and approved by the Company’s stockholders effective January 1, 2017 (the “EICP”), is to encourage the Company’s Named Executives to achieve various financial goals linked to operating objectives for the Company’s upcoming fiscal year. These annual goals are developed as part of the Company’s budgeting process and in general are aligned with the Company’s long-term objectives with respect to earnings growth. For each annual fiscal period, the Compensation Committee reviews and approves, among other financial metrics, the budgeted amount for diluted earnings per share. In establishing budgeted amounts for diluted earnings per share for 2021, the Company considered 2020 operating results, historical operating trends and forecasted 2021 U.S. economic factors such as industrial production, estimated freight demand and capacity availability. In its consideration of 2020 operating results, the Company took into account the impact of the COVID-19 pandemic on its 2020 fiscal year, as the Company experienced (1) a significant adverse impact on demand for the Company’s truck transportation services at the onset of the pandemic, (2) relative softness in the U.S. manufacturing sector throughout fiscal year 2020 and (3) growing consumer-driven demand for van services that began mid-summer 2020. In budgeting for 2021, the Company also considered the potential ongoing disruptive effect of the COVID-19 pandemic on historical seasonal trends, freight demand, capacity availability and the Company’s business. Once the annual budgeted goal is approved by the Compensation Committee, the EICP is designed to incent management to meet and, when possible, to exceed their goals. An executive’s incentive compensation payment continues to increase as actual results for the fiscal year exceed budgeted amounts. As further described below, actual payments under the EICP are calculated based upon how much actual results exceed budgeted diluted earnings per share, using a predetermined formula, up to the maximum annual payment per eligible participant as per the EICP as approved by the Company’s stockholders, and subject to the discretion of the Compensation Committee. For the 2021 fiscal year, the maximum annual payment per eligible participant was $3 million.

With respect to the 2021 fiscal year, each of the Named Executives had a “threshold” target under the EICP based on a specific budgeted diluted earnings per share amount approved in connection with the Company’s annual operating budget. The Compensation Committee believes it is appropriate to establish the target under the EICP based on diluted earnings per share because (1) each of the Named Executives were in positions of broad responsibility over various components that affect the Company’s diluted earnings per share amount, (2) the Compensation Committee believes that diluted earnings per share is the primary financial measure reflecting the performance of the Company’s overall strategic direction and on that basis evaluates the performance of the Named Executives, (3) the Compensation Committee believes it is appropriate to compensate the Named Executives upon achievement of Company-wide, rather than function-specific budgeted targets in order to focus executive management on Company-wide strategic and financial performance goals, (4) the Compensation Committee, at its discretion, has the ability to adjust calculated bonus amounts in the event of extraordinary or unusual items impacting diluted earnings per share and (5) the Company’s performance-based equity programs use a number of other financial measures, including operating income, pre-tax income per diluted share and total shareholder return (“TSR”), to determine executive compensation under those programs, as further described below under “Stock-based Awards”.

The “threshold” amount of diluted earnings per share under the EICP refers to the amount of diluted earnings per share that would be required to give effect to a “one-time incentive payment.” Budgeted diluted earnings per share does not include the aggregate amount of a “one-time incentive payment.” Therefore, each Named Executive would have received no incentive payout if the Company’s actual diluted earnings per share amount for the fiscal year was less than budgeted diluted earnings per share before giving effect to the funding of a one-time incentive payment. Each Named Executive would have received a “one-time incentive payout” if the Company’s actual diluted earnings per share amount for the fiscal year equaled budgeted diluted earnings per share after giving effect to such one-time incentive payment.

A “one-time incentive payment” under the EICP equals the executive’s EICP percentage multiplied by such executive’s base salary. The EICP percentages for the Named Executives in 2021were as follows: Mr. Gattoni, 100%, Mr. Pensotti, 75%, Mr. Kneller, 50%, Mr. Coro, 50% and Mr. Beacom, 50%.

If the Company’s actual diluted earnings per share for the fiscal year were greater than the “threshold” amount of diluted earnings per share, the EICP payment for each Named Executive would be calculated by multiplying each such executive’s base salary by such executive’s EICP percentage multiplied by a “multiplier” that is equal to one plus a predetermined factor. The factor equaled 33 1/3 percent for each one percent by which actual diluted earnings per share exceeded threshold diluted earnings per share up to a multiplier of 3.0 for each executive. In other words, each executive would achieve a multiplier of 3.0 if actual diluted earnings per share exceeded threshold diluted earnings per share by six percent. For purposes of this Compensation, Discussion and Analysis and the “Grants of Plan-Based Awards” table below, we refer to the amount of diluted earnings per share required to achieve a multiplier of 3.0 as the “target” amount of diluted earnings per share.

In the event actual diluted earnings per share exceeded target diluted earnings per share, a bonus pool would accrue as if the multiplier continued to increase above 3.0 for each participant under the EICP. The bonus pool amount would be calculated by multiplying each such executive’s base salary by such executive’s EICP percentage multiplied by a “multiplier” that is also equal to one plus a predetermined factor. With respect to the calculation of the bonus pool, the factor equaled 16 2/3 percent, not 33 1/3 percent, for each one percent by which actual diluted earnings per share exceeded target diluted earnings per share. The bonus pool is allocable among EICP participants based on the discretion of the Compensation Committee. These calculations of individual amounts for each Named Executive may be adjusted upwards or downwards at the discretion of the Compensation Committee, subject to the $3 million maximum.

The “threshold” amount of diluted earnings per share under the EICP with respect to the 2021 fiscal year was $6.25 and the “target” amount of diluted earnings per share under the EICP with respect to the 2021 fiscal year was $6.63. Diluted earnings per share for the 2021 fiscal year was $9.98, higher than the “target” diluted earnings per share by 50.6%, or $3.35 per share.

Landstar’s financial performance in fiscal year 2021 was the best in the Company’s history. Landstar set many annual financial records in 2021, including for revenue, operating income, pre-tax income per diluted share and diluted earnings per share. Revenue in fiscal year 2021 was approximately $6.5 billion, an annual record, and an increase of $2.4 billion over fiscal year 2020. In 2021, operating income of $506 million, pre-tax income per diluted share of $13.12 and diluted earnings per share of $9.98 each established new all-time Landstar records. The Company also established numerous operational records in fiscal year 2021 on the strength of over 2.4 million loads hauled via truck capacity, the highest number of loads hauled via truck in any year in Landstar history. Landstar ended 2021 with a year-end record number of trucks provided by BCO Independent Contractors and a record approved third-party truck brokerage carrier count.

In approving bonus amounts for the Named Executives, the Compensation Committee also recognized that the 2021 fiscal year involved operational challenges relating to the ongoing COVID-19 pandemic and management’s efforts to preserve the culture, strength and productivity of the Landstar network while keeping participants in the network safe. During 2021, the Company also continued to make significant progress on its digital transformation initiatives, in particular, new releases achieved with respect to the digital tools made available to independent commission sales agents and BCO Independent Contractors. These new tools and applications include:

•	Agent TMS: A new, cloud-based platform for truckload freight agent workflow.

•

Analytics: A suite of business intelligence applications powered by Microsoft Power BI for independent sales agents and BCO Independent Contractors to access information and identify trends in their businesses.

•

Pricing: Landstar-proprietary pricing tools developed with data scientists using historical Company information and third party pricing data to provide independent commission sales agents with near real time market data.

•

LandstarOne™: Mobile application available to BCO Independent Contractors and third party motor carriers providing a one-stop location for available loading opportunities as well as fueling station locations, retail fuel prices, fuel prices net of Landstar-arranged discounts and applicable state fuel tax credits, and equipment inspection site locations.

•

Clarity: Landstar’s proprietary freight tracking exception management tool that incorporates geo-positional data from, among other sources, electronic logging devices, trailer tracking devices and third party data aggregators.

•	Trailer Tools: Applications empowering independent commission sales agents through the automation of the Company’s trailer request and trailer pool management processes.

•	Credit: Application that automates the credit request process for independent commission sales agents.

As actual results for fiscal year 2021 exceeded the target amount of diluted earnings per share, a bonus pool accrued as if the multiplier was not capped at 3.0 for each participant under the EICP. The Compensation Committee exercised its discretion to apportion the pool and determine the EICP payment for each Named Executive by multiplying each such Named Executive’s base salary by such Named Executive’s EICP percent multiplied by 11.43 (or, one plus (six multiplied by 33 1/3%) plus (50.6 multiplied by 16 2/3%)) . On this basis, the payment that would have been generated under the EICP relating to Mr. Gattoni would have been in excess of the maximum annual payment per eligible participant of $3,000,000. The amount of the bonus pool attributable to Mr. Gattoni that would have resulted in a payment in excess of $3,000,000 was partially utilized to fund additional bonus amounts for all eligible hourly employees of the Company.

Inclusive of fiscal year 2021, the Company has achieved the “threshold” amount of diluted earnings per share in three of the five preceding fiscal years and seven of the preceding ten fiscal years. Please note, however, that although the Company did not achieve the “threshold” amount of diluted earnings per share with respect to fiscal year 2020, the Compensation Committee approved bonuses in an amount equal to a one-time “threshold” payout under the EICP given the Committee’s overall evaluation of the Company’s performance in 2020 and recognition that the 2020 fiscal year involved the most challenging operating environment in the Company’s history due to the impact of the COVID-19 pandemic. Inclusive of fiscal year 2021, the Company has achieved the “target” amount of diluted earnings per share in three of the five preceding fiscal years and six of the preceding ten fiscal years.

Annual Incentive Compensation – Clawback Rights

The EICP provides that if the Company is required to restate its financial results due to material noncompliance with any financial reporting requirement under applicable securities laws, the Compensation Committee may, in its discretion after considering the costs and benefits of doing so, recover that portion of any bonus paid under the EICP to any current or former Named Executive during the three-year period preceding the date on which the Company files the restatement of such financial statement(s) with the Securities and Exchange Commission, which portion exceeds the amount or value that the Compensation Committee determines would have been payable or received in respect of such bonus had the revised financial statement(s) reflected in the restatement been applied to determine such bonus. Subject to applicable law, the Compensation Committee may seek such excess compensation by requiring the Named Executive to pay such amount to the Company by set-off, by reducing future compensation or by such other means or combination of means as the Committee determines to be appropriate.

Stock-based Awards

Under the Company’s 2011 Landstar System, Inc. Equity Incentive Plan (the “Employee Equity Plan”), stock-based awards may be granted to the Company’s Named Executives and certain other key employees. The Compensation Committee determines the type and number of stock-based awards to be granted to a Named Executive based on such Named Executive’s job responsibilities, the individual performance evaluation of such Named Executive and overall Company performance. Stock-based awards are typically granted to Named Executives once a year.

The Compensation Committee believes that restricted stock, restricted stock units (the “RSUs”) and other forms of stock-based awards that may be granted under the Employee Equity Plan are effective methods that may be used as part of the Company’s long-term compensation program. Over each of the past five years, the Compensation Committee approved the grant of performance related stock awards in the form of RSUs to Named Executives on an annual basis (the “Regular RSU Awards”). In 2016, the Compensation Committee modified the structure of the Regular RSU Awards program and, in connection with those modifications, initiated a program to grant annual restricted stock awards to Named Executives (the “Regular Restricted Stock Awards”) along with the Regular RSU Awards.

Stock-based Awards – Regular RSU Awards

On February 2, 2017, the Company granted an aggregate of 18,113 RSUs to Named Executives. Under these Regular RSU Awards, Mr. Gattoni received 9,057 RSUs, and Messrs. Beacom and Kneller each received 4,528 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. The number of RSUs that vest under the 2017 Regular RSU Award is determined on the third, fourth and fifth anniversary from the date of grant.

On February 2, 2018, the Company granted an aggregate of 20,806 RSUs to Named Executives. Under these Regular RSU Awards, Mr. Gattoni received 8,761 RSUs, Messrs. Beacom and Kneller each received 4,380 RSUs and Mr. Coro received 3,285 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. The Compensation Committee awarded Mr. Coro a smaller grant of RSUs in light of the overall compensation package agreed to with Mr. Coro in connection with his hiring as of May 1, 2017, which included, among other compensatory items, a cash sign-on bonus payable over two years and a significant grant of restricted stock upon his first day of employment with the Company, as further described below. The number of RSUs that vest under the 2018 Regular RSU Award is determined on the third, fourth and fifth anniversary from the date of grant.

On February 1, 2019, the Company granted an aggregate of 23,094 RSUs to Named Executives. Under these Regular RSU Awards, Mr. Gattoni received 9,724 RSUs, Messrs. Beacom and Kneller each received 4,862 RSUs and Mr. Coro received 3,646 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. The Compensation Committee awarded Mr. Coro a smaller grant of RSUs in light of the overall compensation package agreed to with Mr. Coro in connection with his hiring as of May 1, 2017, which included, among other compensatory items, a cash sign-on bonus payable over two years and a significant grant of restricted stock upon his first day of employment with the Company, as further described below. The number of RSUs that vest under the 2019 Regular RSU Award is determined on the third, fourth and fifth anniversary from the date of grant.

On January 31, 2020, the Company granted an aggregate of 22,375 RSUs to Named Executives. Under these Regular RSU Awards, Mr. Gattoni received 8,950 RSUs, and Messrs. Beacom, Coro and Kneller each received 4,475 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. The number of RSUs that vest under the 2020 Regular RSU Award is determined on the third, fourth and fifth anniversary from the date of grant.

On January 29, 2021, the Company granted an aggregate of 17,731 RSUs to Named Executives. Under these Regular RSU Awards, Mr. Gattoni received 7,093 RSUs, and Messrs. Beacom, Coro, and Kneller each received 3,546 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. The number of RSUs that vest under the 2021 Regular RSU Award is determined on the third, fourth and fifth anniversary from the date of grant.

For the Regular RSU Awards, each RSU represents the contractual right to receive up to two shares of Common Stock (subject to adjustment as provided in the Employee Equity Plan) when the award becomes vested. For the 2017, 2018, 2019, 2020 and 2021 Regular RSU Awards, the number of RSUs that vest each year will be determined by (a) multiplying the number of RSUs credited to the Named Executive as of the applicable vesting date by (b) the Performance Multiple derived from the chart below, and (c) subtracting therefrom the number of RSUs that have previously vested; provided that, in no event, may the aggregate number of RSUs that become vested exceed 200% of the RSUs credited to the Named Executive under the applicable grant.

For purposes of the Regular RSU Awards, the determination of the Performance Multiple is based on the achievement of the applicable Performance Hurdle. For purposes of the 2017 Regular RSU Awards, the Performance Hurdle means the sum of (a) the average of the percentage change (positive or negative) in operating income and diluted earnings per share, in each case from continuing operations, from the most recently completed fiscal year as compared to the results from continuing operations for the base year, plus (b) 5%, and is as set forth in the chart below, with linear interpolation between Performance Hurdles. For purposes of the 2018, 2019, 2020 and 2021 Regular RSU Awards, the Performance Hurdle means the sum of the average of the percentage change (positive or negative) in operating income and pre-tax income per diluted share, in each case from continuing operations, from the most recently completed fiscal year as compared to the results from continuing operations for the base year, and is as set forth in the chart below, with linear interpolation between Performance Hurdles:

Performance Hurdle	Performance Multiple	Performance Level
0%	0%
25%	50%
50%	100%	Target
75%	150%
100%	200%	Maximum

With respect to the 2021 Regular RSU Awards only, the Compensation Committee adjusted the Performance Hurdle to reflect the add back of non-cash impairment charges of approximately $2.6 million recorded in the Company’s 2020 fiscal year related to certain assets, primarily customer contract and related customer relationship intangible assets, held by the Company’s Mexican subsidiaries.

No dividends are paid on the Regular RSU Awards and Regular RSU Awards have no voting rights. However, dividend equivalents are credited to the Named Executive with respect to the Regular RSU Awards each time that a dividend is paid on the Company’s Common Stock. The aggregate amount of such dividend equivalents so credited in respect of each such dividend are equal to the dividend paid on a share of Common Stock multiplied by, respectively, the number of outstanding 2016, 2017, 2018, 2019, 2020 and 2021 Regular

RSU Awards credited to the Named Executive on the dividend record date. The dividend equivalents are converted into additional 2016, 2017, 2018, 2019, 2020 and 2021 Regular RSU Awards credited to the Named Executive on the dividend payment date based upon the fair market value of a share of Common Stock on such date.

The Compensation Committee has designed the manner in which performance-based restricted stock unit awards are deemed to be earned to reflect the level of performance that the Committee expects to be achieved, with a targeted number of units earned if the targeted level of performance is attained, and a maximum number of units earned if the maximum level of performance is attained. An increasing percentage of the Regular RSU awards is earned based on an increasing level of positive average change in operating income and diluted earnings per share or pre-tax income per diluted share, as applicable, during the five year performance period, such that no portion of the award is earned if there is no positive change based on the applicable calculation, 100% of the number of units credited is earned if the “target” level of positive increase is achieved, and a maximum of 200% of the number of units credited is earned if a maximum level of positive increase is achieved, with interpolation between these levels of performance. The Compensation Committee believes the use of a “target” and “maximum” sets expectations associated with these awards both internally to employee recipients as well as to stockholders and other third parties to help them understand the derivation of the value attributed by the Company to these awards at the time of grant. The Compensation Committee further believes that the manner in which these awards are deemed to be earned emphasizes to employee recipients and investors that the expectation at the time of grant is that the employee recipients would need to perform at a high level in order for the Company’s performance to reach the targeted level of operating income and diluted earnings per share or pre-tax income per diluted share, as applicable, for the employees to earn the “target” number of units during the term of the award, and, moreover, that superior performance by the Company is required for the employee recipients to earn the “maximum” performance-based award. With respect to each of these Regular RSU Awards, the number of RSUs that vest is determined on the third, fourth and fifth anniversary from the date of grant. The Compensation Committee believes a vesting schedule of no less than three, and up to five, years in duration from the date of grant is consistent with the long-term performance goals these awards are intended to reward.

In 2018, the Compensation Committee changed the method to determine the Performance Hurdle (1) to reference the average of the percentage change (positive or negative) in operating income and pre-tax income per diluted share as opposed to the average of the percentage change (positive or negative) in operating income and diluted earnings per share and (2) to remove the 5% positive adjustment previously included in the Performance Hurdle. The change to reference pre-tax income per diluted share rather than diluted earnings per share was implemented in order to use a financial metric that will not be impacted by changes to applicable tax rates, and in particular, potential future changes to the federal corporate tax rate, during the performance period of the applicable RSU. The change to remove the 5% positive adjustment was made as part of an overall review of the Company’s executive compensation program in light of other changes made to Named Executive salaries and grants under the Company’s Regular Restricted Stock program referred to below.

Stock-based Awards – Regular Restricted Stock Awards

On February 2, 2017, 6,037 shares of restricted stock were issued in aggregate to Named Executives that vested in three equal annual installments on January 31 of 2018, 2019 and 2020. Under these restricted stock awards, Mr. Gattoni received 3,019 shares, and Messrs. Beacom and Kneller each received 1,509 shares. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company.

On May 1, 2017, the Compensation Committee awarded 5,813 shares of restricted stock to Mr. Coro in connection with his hiring as Vice President and Chief Information Officer. The May 1, 2017 award vested in four equal annual installments on May 1 of 2018, 2019, 2020 and 2021.

On February 2, 2018, 9,855 shares of restricted stock were issued in aggregate to Named Executives that vested in three equal annual installments on January 31 of 2019, 2020 and 2021. Under these restricted stock awards, Mr. Gattoni received 4,380 shares, Messrs. Beacom and Kneller each received 2,190 shares and Mr. Coro received 1,095 shares. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. The Compensation Committee awarded Mr. Coro a smaller grant in light of the overall compensation package agreed to with Mr. Coro in connection with his hiring as of May 1, 2017, which included, among other compensatory items, a cash sign-on bonus payable over two years and a significant grant of restricted stock upon his first day of employment with the Company.

On February 1, 2019, 10,939 shares of restricted stock were issued in aggregate to Named Executives that vested in three equal annual installments on January 31 of 2020, 2021 and 2022. Under these restricted stock awards, Mr. Gattoni received 4,862 shares, Messrs. Beacom and Kneller each received 2,431 shares, and Mr. Coro received 1,215 shares. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. The Compensation Committee awarded Mr. Coro a smaller grant in light of the overall compensation package agreed to with Mr. Coro in connection with his hiring as of May 1, 2017, which included, among other compensatory items, a cash sign-on bonus payable over two years and a significant grant of restricted stock upon his first day of employment with the Company.

On January 31, 2020, 11,186 shares of restricted stock were issued in aggregate to Named Executives that vest in three equal annual installments on January 31 of 2021, 2022 and 2023. Under these restricted stock awards, Mr. Gattoni received 4,475 shares, and Messrs. Beacom, Coro and Kneller each received 2,237 shares. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company.

On January 29, 2021, 8,865 shares of restricted stock were issued in aggregate to Named Executives that vest in three equal annual installments on January 29 of 2022, 2023 and 2024. Under these restricted stock awards, Mr. Gattoni received 3,546 shares, and Messrs. Beacom, Coro, and Kneller each received 1,773 shares. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company.

On May 24, 2021, the Compensation Committee awarded 4,469 shares of restricted stock to Mr. Pensotti in connection with his hiring as Vice President and Chief Financial Officer. The May 24, 2021 award vests in three equal annual installments on May 24 of 2022, 2023 and 2024.

The Compensation Committee believes that whereas the Regular RSU Awards are designed to incentivize the attainment of specific financial goals over a multi-year period (as well as rewarding for stock price appreciation), the Regular Restricted Stock Awards serve as a retention tool as they retain value during periods of adverse market volatility while also rewarding for stock price appreciation over time. The Compensation Committee believes that these two equity vehicles when used in conjunction with each other serve to reward long-term financial performance and stock price appreciation while also providing a retention-based benefit for the Named Executive in the event of shorter term market and/or economic turbulence. In determining the amount of the Regular RSU Awards and the Regular Restricted Stock Awards for each Named Executive, the Compensation Committee considered the full equity compensation component of each Named Executive’s annual compensation and allocated such component between Regular RSU Awards and Regular Restricted Stock Awards.

The Compensation Committee has established post-vesting holding period requirements with respect to shares of Common Stock received upon vesting of Regular RSU Awards. Each Named Executive is subject to a one year post-vesting holding requirement with respect to the shares received upon settlement of Regular RSU Awards, net of any applicable withholding obligations in connection with such settlement.

Stock-based Awards – Grants of TSR-based RSU Awards to the CEO

On March 17, 2015, and in connection with his promotion to the position of Chief Executive Officer, the Company and James B. Gattoni entered into an agreement granting to Mr. Gattoni, as of May 1, 2015, a special performance-related stock award under the Company’s 2011 Equity Incentive Plan in the form of 20,000 RSUs (the “CEO Promotion Award”). A portion of the CEO Promotion Award vested on each of April 30, 2019 and April 30, 2020, with the number of RSUs that vested on each such vesting date determined by multiplying one-third of the number of RSUs credited to Mr. Gattoni pursuant to the CEO Promotion Award by a “payout percentage” based on the Company’s TSR compound annual growth rate, adjusted to reflect dividends paid during the applicable performance period. The remainder of the CEO Promotion Award vested on April 30, 2021, at the maximum level provided under the terms of the CEO Promotion Award based on the Company’s achievement of a TSR compound annual growth rate of 17.7% for the period from May 1, 2015 to April 30, 2021.

During 2018, the Company and Mr. Gattoni entered into an agreement granting Mr. Gattoni 9,324 RSUs that vest based on a market condition (the “2018 TSR RSU Award”). These RSUs may vest on June 30 of 2022, 2023 and 2024 based on the Company’s TSR CAGR over the vesting periods, adjusted to reflect dividends (if any) paid during such periods and capital adjustments as may be necessary. The maximum number of common shares available for issuance under the 2018 TSR RSU Award equals 150% of the number of RSUs awarded. The fair value of this RSU award was determined at the time of grant based on the expected achievement of the market condition at the end of each vesting period.

During 2019, the Company and Mr. Gattoni entered into an agreement granting Mr. Gattoni 9,725 RSUs that vest based on a market condition (the “2019 TSR RSU Award”). These RSUs may vest on June 30 of 2023, 2024 and 2025 based on the Company’s TSR CAGR over the vesting periods, adjusted to reflect dividends (if any) paid during such periods and capital adjustments as may be necessary. The maximum number of common shares available for issuance under the 2019 TSR RSU Award equals 150% of the number of RSUs awarded. The fair value of this RSU award was determined at the time of grant based on the expected achievement of the market condition at the end of each vesting period.

Under the terms of the CEO Promotion Award, the 2018 TSR RSU Award and the 2019 TSR RSU Award (collectively the “TSR RSU Awards”), TSR CAGR over the applicable vesting period is determined as of the beginning and end of each performance period using a sixty day measurement period, other than in the event of a change in control. The “payout percentage” as of each vesting date is as follows, with straight line interpolation between performance levels:

Performance Level	If TSR CAGR is:	Then the Payout Percentage is:
Maximum	12.0% or greater	150%
Target	10.0%	100%
Threshold	8.0%	50%
<Threshold	Less than 8.0%	0%

To the extent these RSUs are not vested at the maximum level in the chart above as of the first or second vesting dates, such RSUs will again be eligible to vest at the next vesting date based on the “payout percentage” achieved as of such next vesting date. In addition, if any dividends are paid by the Company during the vesting period, dividend equivalents will be credited to Mr. Gattoni under the applicable award as additional RSUs that are eligible to vest based on the “payout percentage” achieved as of the future vesting dates of the underlying RSUs to which such dividend equivalents relate. Any RSUs that vest will be settled in shares of Common Stock as soon as practicable after the applicable vesting date. With respect to the 2018 TSR RSU Award, any units that do not become vested as of June 30, 2024 (or earlier upon Mr. Gattoni’s termination of employment or a change in control of the Company) will be forfeited. With respect to the 2019 TSR RSU Award, any units that do not become vested as of June 30, 2025 (or earlier upon Mr. Gattoni’s termination of employment or a change in control of the Company) will be forfeited.

Mr. Gattoni’s right to receive shares underlying each of the TSR RSU Awards is generally conditioned upon his continued employment through the applicable vesting dates. In the event of his death or disability prior to a vesting date, a pro rata number of the units then credited to Mr. Gattoni pursuant to the applicable award (based on the number of days he remained employed during the vesting period) will vest based on the “payout percentage” achieved as of his termination of employment. Similarly, if there is a change in control of the Company prior to a vesting date, a pro rata number of the units then credited to Mr. Gattoni pursuant to the applicable award (based on the number of days during the vesting period prior to the change in control) will vest based on the “payout percentage” achieved as of the date of the change in control.

There are several reasons why the Compensation Committee believes the nature and terms of these grants of TSR RSU Awards to Mr. Gattoni, on the one hand, as opposed to the Regular RSU Awards, including those to Mr. Gattoni, on the other, are appropriate. The TSR RSU Awards are intended to tie the amount of future vesting directly to the Company’s TSR over the vesting period, using the growth in TSR as an additional means to measure the performance of the Chief Executive Officer of the Company. The Regular RSU Awards are intended to be annual, recurring grants, subject to the discretion of the Compensation Committee, that the Compensation Committee believes will be the principal long-term performance based compensation vehicle through which the Named Executives will be granted additional equity in the Company, along with, to a lesser extent, grants of restricted stock. The Compensation Committee believes that growth in operating income and pre-tax income per diluted share are key financial measures reflecting the long-term growth of the enterprise. The Compensation Committee also believes that the Company would have to achieve superior financial performance in order for a Named Executive to vest at the maximum level with respect to a Regular RSU Award granted in 2021. For example, in order for a Named Executive to vest at the maximum level with respect to a Regular RSU Award granted in 2021, the Company would need to achieve in 2023, 2024 or 2025, an average of a 100% increase in operating income and pre-tax earnings per diluted share compared to those achieved in fiscal year 2020.

The Company believes that the granting of stock-based awards in the form of RSUs and restricted stock is designed to encourage the creation of long-term stockholder value as the number of RSUs that vest is dependent upon growth in the Company’s operating income, pre-tax income per diluted share and diluted earnings per share and their value varies directly with the Company’s stock price and the benefit realized from restricted stock varies directly with the Company’s stock price. Further, the Compensation Committee believes that the Company’s use of stock-based awards is key as a retention tool, as the continued employment of the Named Executives is an important factor relating to the Company’s strategic execution and growth.

Stock-based Awards – Clawback Rights

The 2011 Equity Incentive Plan provides that any payment paid or award made to a participant under such plan is subject to recovery or “clawback” by the Company if the payment or award is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. The Compensation Committee has also provided for a “clawback right” as a condition of all RSUs granted since 2015. If the Company were required to restate its financial results due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee may, in its discretion after considering the costs and benefits of doing so, recover all or a portion of any shares delivered or payment made that is related to an RSU award during the three-year period preceding the date on which the Company files the restatement of such financial statement(s) with the Securities and Exchange Commission, to the extent the value of such shares or the amount of such payment exceeds the amount or value that the Committee determines would have been payable in respect of the award had the revised financial statement(s) reflected in the restatement been applied to determine such amount or value.

Equity Ownership Guidelines

The Company believes that equity interests held by management help to align the interests of stockholders and management and maximizes stockholder returns over the long term. To that end, the Compensation Committee has established equity ownership guidelines for each Named Executive based on a multiple of the annual salary of such Named Executive. These guidelines recommend that the Chief Executive Officer of the Company beneficially own equity value in the Company’s Common Stock of no less than seven times the annual salary of such Chief Executive Officer and that each of the other Named Executives of the Company beneficially own equity value in the Company’s Common Stock of no less than four times the annual salary of such Named Executive, in each case to be achieved within five years of an individual’s initial appointment as a Named Executive. For purposes of these equity ownership guidelines, equity value in the Company’s Common Stock includes: (1) the value of shares of Common Stock beneficially owned by the Named Executive, plus (2) the value of outstanding restricted shares of Common Stock, either vested or unvested, beneficially owned by the Named Executive. No value is attributed to any unvested RSUs issued to a Named Executive for purposes of compliance with these equity ownership guidelines. On the basis of these criteria, each currently employed Named Executive is in compliance with these equity ownership guidelines. In the event a Named Executive is not in compliance with these equity ownership guidelines, the Named Executive is expected to hold no less than 50% of the after-tax number of shares of Common Stock received upon exercise of stock options and vesting of restricted stock units until compliance with these equity ownership guidelines is achieved.

Policy Regarding Hedging and Pledging of Company Stock

The Board has established a policy that prohibits the hedging and pledging of the Common Stock by certain members of the Company’s leadership, including all Named Executives, under any circumstances. In addition, all employees of the Company are prohibited from entering into or trading any exchange-traded security which is a derivative of the Common Stock of the Company.

Deferred Compensation

The Company maintains an Internal Revenue Service Code Section 401(k) Savings Plan (the “401(k) Plan”) for all eligible employees. The Company maintains a Supplemental Executive Retirement Plan (the “SERP”) for all officers, including the Named Executives, of the Company and its subsidiaries. The SERP is designed to provide officers with the option to receive the benefits that are offered under the Company’s 401(k) Plan (tax deferred investment of a certain percentage of the executive’s salary and/or bonus and a Company matching contribution on a certain portion of the executive’s contribution) on the portion of the executive’s salary that is not eligible to be included under the Company’s 401(k) Plan, because it is above the various limitations established in the Internal Revenue Code. Except for the elimination of the maximum salary limitations, the benefits and the investment options of the SERP are the same as the 401(k) Plan. Messrs. Gattoni, Kneller and Beacom have elected to participate in the SERP.

Key Executive Employment Protection Agreements

The Board has approved the execution of Key Executive Employment Protection Agreements for each of the Named Executives to assure that each of these officers will have a minimum level of personal financial security in the context of a change in control transaction to avoid undue distraction due to the risks of job security and to enable such officer to act in the best interests of stockholders without being influenced by such officer’s economic interests. Each agreement provides certain severance benefits in the event of a change in control of the Company. Generally, (i) if on or before the second anniversary of a “change in control” (x) the Company terminates the covered executive’s employment for any reason other than for “cause” or “disability” or (y) the covered executive voluntarily terminates his employment for “good reason” or (ii) if the covered executive’s employment is terminated by the Company for any reason other than death, “disability” or “cause” or by the covered executive for “good reason” after the execution of a definitive agreement with respect to a change in control transaction but prior to the consummation thereof, and the transaction contemplated by such definitive agreement is subsequently consummated, such executive will be entitled to severance benefits consisting of a lump sum cash amount equal to a multiple of the sum of (A) the executive’s annual base salary and (B) the amount that would have been payable to the executive as an annual “threshold” incentive compensation bonus for the year in which the change in control occurs, determined by multiplying his annual base salary by his total

“participant’s percentage participation” established for such year under the EICP (or any successor plan thereto). The applicable multiples are: three times for Messrs. Gattoni and Pensotti; two times for Messrs. Coro and Kneller and one time for Mr. Beacom. Severance multiples for Named Executives were established based on their position and the potential impact to their continued employment in the event of a change in control and to remain competitive within our industry. Each agreement also provides the covered executive with a pro rata payout of the “threshold” annual bonus amount for the year of employment termination of such covered executive and for continuation of medical benefits for up to one year from the date of employment termination.

The Company believes that the terms of our Key Executive Employment Protection Agreements are consistent with market practice and assist us in retaining the services of our Named Executives.

Other Benefits and Arrangements

The Company provides the Named Executives with certain other benefits and arrangements that the Company believes are reasonable and consistent with its overall compensation program to enable the Company to continue to attract and maintain highly qualified individuals in key positions. The Company pays the premium associated with term life insurance policies for all its employees including each of the Named Executives. The dollar value paid by the Company on behalf of each of the Named Executives with respect to these policies is included in the Summary Compensation Table below. The Board has approved and the Company has entered into indemnification agreements with each of the Named Executives providing each such Named Executive with a contractual obligation from the Company to indemnify such individual in connection with such individual’s service as an employee of the Company (and in the case of Mr. Gattoni, his service as a member of the Board) to the fullest extent permitted by applicable law. The Company retains discretion to provide Named Executives with the use of certain equipment in connection with their job responsibilities, including cell phone, and other computer and communications equipment and maintenance of connectivity for such equipment in the Named Executive’s home.

Compensation Consultants

The Compensation Committee has the authority to hire and negotiate the terms of compensation for its advisers, including compensation consultants. During each of 2019 and 2021, the Compensation Committee used the services of Compensation Strategies, Inc. to assist it in reviewing an appropriate peer group of other transportation and logistics companies, as further discussed below in the sub-section titled “Peer Group”, and benchmarking the Company’s current executive compensation program, including base salary, annual incentive compensation and long-term incentive compensation, in comparison to that peer group. During 2021, the Compensation Committee used the services of Compensation Strategies, Inc. to assist it in benchmarking Director compensation. In prior years, the Compensation Committee engaged Compensation Strategies, Inc. to review the Company’s compensation philosophy and the structure and various design features of each component of the program, as well as Director compensation and the Company’s equity ownership guidelines for its Directors and Named Executives. The Compensation Committee determined that the work of the consultants did not raise any conflicts of interest taking into consideration the independence factors enumerated in Rule 10C-1(b) of the Securities Exchange Act of 1934, as amended. No member of the Compensation Committee or any Named Executive has any affiliation with the consultants. In 2021, the Company paid $33,800 in fees and expense reimbursements to Compensation Strategies, Inc. with respect to its review of the Company’s current executive and Director compensation programs.

Peer Group

During 2021, the Compensation Committee used the services of Compensation Strategies, Inc. to assist it for purposes of benchmarking Named Executive compensation against a peer group consisting of 19 other transportation and logistics companies. This peer group consisted of:

ArcBest Corporation	J.B. Hunt Transport Services, Inc.	Saia, Inc.
C.H. Robinson Worldwide, Inc.	Kansas City Southern	Schneider National Inc.
Daseke, Inc.	Knight-Swift Transportation Holdings, Inc.	Universal Logistics Services, Inc.
Echo Global Logistics, Inc.	Matson, Inc.	U.S. Xpress Enterprises, Inc.
Forward Air Corporation	Old Dominion Freight Line, Inc.	Werner Enterprises, Inc.
Hub Group, Inc.	Ryder System, Inc.	Yellow Corporation

Tax Considerations

The Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law on December 22, 2017. Prior to the Tax Reform Act, Section 162(m) of the Code generally disallowed a tax deduction for compensation over $1 million paid to our Named Executive Officers who are considered “covered employees” under this rule. Performance-based compensation was exempt from this deduction limitation if specified requirements set forth in the Code and applicable Treasury Regulations were satisfied. The Company previously undertook to qualify substantial components of the performance-based incentive compensation available to Named Executives to be exempt from this deduction limitation.

Beginning with fiscal year 2018, the Tax Reform Act eliminated the performance-based compensation exception to the deductibility limitation under Section 162(m), other than with respect to certain “grandfathered” performance-based awards granted prior to November 2, 2017. Performance-based equity awards that were granted under the Company’s stockholder-approved employee equity plan prior to November 2, 2017, including performance-based RSUs, were designed to meet these requirements. However, no assurance can be given that grandfathered compensation intended to satisfy the requirements for exemption from Section 162(m) will actually satisfy such requirements.

The Compensation Committee’s philosophy strongly emphasizes performance-based compensation, which had historically minimized the consequences of the Section 162(m) limit on deductibility. The Company believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy, and in light of the changes to Section 162(m), the Compensation Committee has authorized, and is expected to continue to authorize, payments that are not deductible for federal income tax purposes when the committee believes that such payments are appropriate to attract, retain and incentivize executive talent.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

David G. Bannister, Chairman

Homaira Akbari

James L. Liang

Diana M. Murphy

Anthony J. Orlando

George P. Scanlon

Larry J. Thoele

Teresa L. White

Compensation of Named Executives. The following table summarizes the compensation paid to (i) the President and Chief Executive Officer, (ii) the Vice President and Chief Financial Officer and (iii) the Company’s three most highly compensated Executive Officers other than the Chief Executive Officer and the Chief Financial Officer (such five individuals, collectively, the “Named Executives”).

Summary Compensation Table

Name and Principal Occupation	Year	Salary (2) ($)	Bonus ($)	Stock Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6) ($)	Total ($)
James B. Gattoni	2021	600,000	—	1,429,787	3,000,000	323,023	45,773	5,398,583
President and Chief Executive Officer (1)	2020 2019	500,000 500,000	500,000 —	1,429,976 1,929,895	— —	217,156 184,682	51,958 31,213	2,699,091 2,645,790

Federico L. Pensotti	2021	288,046	—	749,854	2,405,000	—	4,170	3,447,069
Vice President and Chief Financial Officer

Joseph J. Beacom	2021	340,000	—	714,828	1,945,000	165,831	30,101	3,195,760
Vice President and Chief Safety and Operations Officer	2020 2019	300,000 300,000	150,000 —	714,932 714,942	— —	177,252 226,207	28,709 18,514	1,370,894 1,259,663

Michael K. Kneller	2021	350,000	—	714,828	2,000,000	10,396	26,245	3,101,469
Vice President, General Counsel and Secretary	2020 2019	300,000 300,000	150,000 —	714,932 714,942	— —	11,631 10,002	25,853 16,316	1,202,416 1,041,260

Ricardo S. Coro	2021	340,000	—	714,828	1,945,000	—	28,089	3,027,916
Vice President and Chief Information Officer	2020 2019	300,000 331,250	150,000 —	714,932 473,612	— —	— —	28,293 17,974	1,193,225 822,836

(1)	Mr. Gattoni also served as the Company’s principal financial officer from November 2, 2020 until the hiring of Mr. Pensotti on May 24, 2021 after the departure of the Company’s prior CFO.

(2)	Amounts shown include any salary deferred at the election of the Named Executive under the Landstar 401(k) Savings Plan and/or the SERP. Mr. Coro’s salary amount for 2019 reflects an annual salary of

$300,000 and additional cash compensation agreed to with Mr. Coro in connection with his hiring on May 1, 2017. This additional compensation was paid to Mr. Coro in quarterly installments over the two-year period following his first day of employment with the Company. Additional compensation paid under this arrangement was $31,250 during 2019. Mr. Pensotti was paid $288,046 in base salary during fiscal year 2021, which represents approximately seven months of salary based on his hiring on May 24, 2021 at an annual rate of $475,000.

(3)

Stock award amounts for 2021, 2020 and 2019 reflect the aggregate grant date fair value of RSUs and restricted stock computed in accordance with generally accepted accounting principles. Assumptions used in calculating the fair market value of RSUs and restricted stock granted are disclosed in the footnotes to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2021 filed with the SEC. Amounts shown are based upon the most probable outcome of the performance conditions for these stock awards. Assuming the highest level of performance is achieved, the maximum possible value of the stock awards granted to the named executive officers in 2021, using the grant date fair value, is: (i) $2,359,694 for Mr. Gattoni; (ii) $1,179,716 for Messrs. Beacom, Kneller and Coro; and (iii) $749,854 for Mr. Pensotti. Assuming the highest level of performance is achieved, the maximum possible value of the stock awards granted to the named executive officers in 2020, using the grant date fair value, is: (i) $2,359,961 for Mr. Gattoni; and (ii) $1,179,925 for Messrs. Beacom, Kneller and Coro. Assuming the highest level of performance is achieved, the maximum possible value of the stock awards granted to the named executive officers in 2019, using the grant date fair value, is: (i) $3,859,841 for Mr. Gattoni; (ii) $1,179,904 for Messrs. Beacom, and Kneller; and (iii) $822,286 for Mr. Coro.

(4)	These payments constitute payments under the EICP. Mr. Pensotti received $405,000 of his $2,405,000 EICP bonus in the form of fully vested shares of common stock.

(5)	Represents aggregate earnings during each fiscal year on investments held on behalf of the Named Executives under the SERP.

(6)

Amounts include contributions made by the Company under the Landstar 401(k) Savings Plan on behalf of the Named Executives, contributions made by the Company under the SERP on behalf of the Named Executives, Health Savings Account (HSA) contributions made by the Company for those Named Executives electing to participate in the Company’s high deductible medical plan, the dollar value of term life insurance premiums paid by the Company on behalf of the Named Executives and dividends paid on unvested restricted stock in the following amounts:

	401(k)	SERP	HSA	Insurance Premiums	Dividends Paid on Unvested Restricted Stock	Total
2021
James B. Gattoni	11,400	—	1,000	7,524	25,849	45,773
Federico L. Pensotti	—	—	—	1,935	2,235	4,170
Joseph J. Beacom	10,925	3,000	—	3,251	12,925	30,101
Michael K. Kneller	11,150	—	1,000	1,170	12,925	26,245
Ricardo S. Coro	11,425	—	—	3,251	13,413	28,089
2020
James B. Gattoni	11,200	10,233	1,000	4,698	24,827	51,958
Joseph J. Beacom	11,525	2,025	—	2,746	12,413	28,709
Michael K. Kneller	11,450	—	1,000	990	12,413	25,853
Ricardo S. Coro	11,638	—	—	2,838	13,817	28,293
2019
James B. Gattoni	11,000	8,567	1,000	4,494	6,152	31,213
Joseph J. Beacom	11,250	1,350	—	2,838	3,076	18,514
Michael K. Kneller	11,250	—	1,000	990	3,076	16,316
Ricardo S. Coro	11,500	—	—	2,838	3,636	17,974

Grants of Plan-Based Awards. The following table illustrates the threshold, target and maximum amounts that could have been payable in respect of 2021 services under the EICP. The following table also sets forth the number of and information about stock-based awards granted in fiscal year 2021 to each of the Named Executives of the Company.

Name	Grant Date	Date of Compensation Committee Action	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards ($)	Fair market value on date of grant ($/Sh)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James B. Gattoni	January 29, 2021 (1)	January 19, 2021				—	7,093	14,186		929,907	140.97
	January 29, 2021 (2)	January 19, 2021							3,546	499,880	140.97
			600,000	1,800,000	3,000,000
Federico L. Pensotti	May 24, 2021 (3)	May 19, 2021							4,469	749,854	167.79
			210,422	631,267	3,000,000
Joseph J. Beacom	January 29, 2021 (1)	January 19, 2021				—	3,546	7,092		464,888	140.97
	January 29, 2021 (2)	January 19, 2021							1,773	249,940	140.97
			170,000	510,000	3,000,000
Michael K. Kneller	January 29, 2021 (1)	January 19, 2021				—	3,546	7,092		464,888	140.97
	January 29, 2021 (2)	January 19, 2021							1,773	249,940	140.97
			175,000	525,000	3,000,000
Ricardo S. Coro	January 29, 2021 (1)	January 19, 2021				—	3,546	7,092		464,888	140.97
	January 29, 2021 (2)	January 19, 2021							1,773	249,940	140.97
			170,000	510,000	3,000,000

(1)

RSUs have five-year contractual lives and will vest on January 31 of 2024, 2025 and 2026 based on growth in operating income and pre-tax income per diluted share from continuing operations as compared to the results from the 2020 fiscal year, adjusted to reflect the add back of non-cash impairment charges recorded in the Company’s 2020 fiscal year related to certain assets, primarily customer contract and related customer relationship intangible assets, held by the Company’s Mexican subsidiaries. All unvested RSUs expire on March 1, 2026. The estimated future payouts under this award assume: (i) 200 percent of the number of units credited to the recipient under the granted award will vest at the maximum payout, (ii) 100 percent of the number of units credited to the recipient under the granted award will vest at the target (representing the sum of the average of the percentage change (positive or negative) in operating income and pre-tax income per diluted share, in each case from continuing operations as compared to the 2020 fiscal year, adjusted to reflect the non-cash impairment add-back, equals 50%) and (iii) no awards are assumed to vest at the threshold. Amounts shown are based on the most probable outcome of the performance conditions for these stock awards. The grant date fair market value per share of this award was $140.97.

(2)	Shares of restricted stock vest over three years at a rate of 33 1/3% per year on each of January 31 of 2022, 2023 and 2024.

(3)	Shares of restricted stock vest over three years at a rate 33 1/3% per year on each of May 24 of 2022, 2023 and 2024.

Stock Vested. The following table sets forth the number and value of all RSUs and restricted shares that vested during the 2021 fiscal year by each of the Named Executives.

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting (1) ($)
James B. Gattoni	21,420	3,495,367
Joseph J. Beacom	3,032	427,421
Michael K. Kneller	3,032	427,421
Ricardo S. Coro	3,529	542,543

(1)

The value realized represents the fair market value of the shares of Common Stock on the vesting date. The fair market value was calculated based upon the average of the high and low sale prices per share of Common Stock as reported on NASDAQ on the respective vesting dates.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth the outstanding equity awards held by the Named Executives at December 25, 2021 and corresponding market value based on the closing stock price on December 23, 2021.

Outstanding Equity Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James B. Gattoni	8,149	(1)	1,403,584	54,254	(3)	9,344,709
Federico L. Pensotti	4,469	(2)	769,741	—		—
Joseph J. Beacom	4,075	(1)	701,878	17,114	(3)	2,947,715
Michael K. Kneller	4,075	(1)	701,878	17,114	(3)	2,947,715
Ricardo S. Coro	3,669	(1)	631,949	14,869	(3)	2,561,037

(1)

Shares of restricted stock vest over three years at a rate of 33 1/3% per year on each of January 31 of 2020, 2021 and 2022 for grants made in 2019; January 31 of 2021, 2022 and 2023 for grants made in 2020; and January 31 of 2022, 2023 and 2024 for grants made in 2021.

(2)	Shares of restricted stock for Mr. Pensotti include 4,469 related to his May 24, 2021 grant, which vest over three years at a rate of 33 1/3% per year on each of May 23 of 2022, 2023 and 2024.

(3)	For information regarding the vesting of RSUs, see “Compensation Discussion and Analysis – Performance Based Compensation – Stock-based Awards.”

Nonqualified Deferred Compensation. The following table provides the contributions, earnings and balances under the SERP as of and for the fiscal year ended December 25, 2021 for the Named Executives:

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
James B. Gattoni	50,000		323,023		1,637,969
Joseph J. Beacom	49,000	3,000	165,831		1,926,895
Michael K. Kneller			10,396		70,723

Eligible employees can elect to make deferred contributions to the SERP, based on a percentage of their base salary and/or bonus, subject to certain limitations. To the extent the employee has achieved the maximum allowable matching contribution under the Landstar System, Inc. 401(k) Savings Plan (the “401(k) Plan”), the Company will contribute an amount equal to 100% of the first 3% of salary contributions and 50% of the next 2% of such salary contributions, subject to certain limitations. Interest, earnings or appreciation (less losses and depreciation) with respect to investment balances included in the employee’s SERP account balance are credited to the employee’s investment balance. Distributions under the SERP of individual account balances credited on or after January 1, 2005, and earnings thereon, are made following termination of employment as to form of payment (i.e., lump sum or annual installments) and time of payment (i.e., within 30 days following the six-month anniversary of the employee’s termination of employment or within 30 days of March 1 of the year following the year of termination from employment of the participant) elected by the participant for that year’s contributions prior to the start of each year of participation, and otherwise in accordance with the terms of the SERP. Investments in the SERP include primarily mutual funds and are valued using quoted market prices. The table below shows the investment options available to an employee under the SERP and their annual rate of return for 2021 as reported by the administrator of the SERP.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
BlackRock Inflation Protected Bond A	5.79%	T. Rowe Price Retirement 2025 TR-A	11.89%
MFS Growth R3	23.34%	T. Rowe Price Retirement 2030 TR-A	13.56%
Vanguard 500 Index Admiral	28.67%	T. Rowe Price Retirement 2035 TR-A	15.08%
T. Rowe Price Retirement 2010 Fund	8.75%	T. Rowe Price Retirement 2055 TR-A	17.30%
Prudential Guaranteed Income Fund Class 3	1.14%	T. Rowe Price Retirement 2060 TR-A	17.42%
MFS Value R3	25.09%	T. Rowe Price Retirement 2040 TR-A	16.35%
T. Rowe Price Retirement 2015 TR-A	9.54%	Delaware Small Cap Value	34.24%
T. Rowe Price Retirement 2020 TR-A	10.47%	T. Rowe Price Mid-Cap Value Fund	24.54%
T. Rowe Price Mid-Cap Growth Fund	15.06%	American Funds Euro Pacific Growth R5	2.81%
Invesco Small Cap Growth Fund	7.71%	T. Rowe Price International Discovery	7.41%
Vanguard Total Intl Stock Index Admiral	8.63%	PGIM Total Return Bond Z	(1.27)%
T. Rowe Price Retirement 2045 TR-A	17.21%	T. Rowe Price Retirement 2050 TR-A	17.36%
Vanguard Mid Cap Index Admiral	24.51%	Vanguard Total Bond Market Index Adm	(1.67)%
Vanguard Small Cap Index Adm	17.74%

Potential Payment Upon Termination or Change in Control

The table below reflects the amount of compensation payable to each of the current Named Executives in the event of a qualifying termination of employment in connection with a change in control or possible change in control under the Key Executive Employment Protection Agreements, as further described in the Compensation Discussion and Analysis section of this Proxy Statement as of the end of the Company’s 2021 fiscal year. In addition, in accordance with the provisions of the Company’s stock-based award plans, all outstanding, non-vested restricted stock are subject to accelerated vesting upon a change in control of the Company. The intent of the potential acceleration of non-vested restricted stock in the event of a change in control is to enable the executive to vest in an award primarily intended as a retention tool that would otherwise have vested based solely on the passage of time and the executive’s continued employment with the Company, which may not be possible or permitted by an acquirer following a change in control of the Company due to no fault of the executive.

With respect to Regular RSU Awards granted to Named Executives since 2016, unless the Compensation Committee determines otherwise, in the event a change in control occurs prior to January 31, 2022 with respect to the 2017 awards, prior to January 31, 2023 with respect to the 2018 awards, prior to January 31, 2024 with respect to the 2019 awards, prior to January 31, 2025 with respect to the 2020 awards and prior to January 31, 2026 with respect to the 2021 awards, 20% of the number of RSUs credited to the Named Executive under each such RSU award would vest to the extent such amount would not exceed the number of RSUs that are eligible to vest at the maximum level under the applicable award. The intent of these partial potential accelerations of Regular RSU awards in the event of a change in control is to compensate the executive for 20% of the target amount under each such award in lieu of potential vesting for the year of the change in control. In addition, with respect to the 2019, 2020 and 2021 Regular RSU Awards, unless the Compensation Committee determines otherwise, in the event a change in control occurs prior to January 31, 2022, January 31, 2023, or January 31, 2024, respectively, a number of RSUs would vest under each such award assuming for this purpose that the applicable Performance Hurdle was calculated based on the results from continuing operations for the most recently completed fiscal year prior to the change in control compared to the results from continuing operations for the 2018, 2019 and 2020 fiscal years, respectively. The intent of these partial potential accelerations of Regular RSU Awards in the event of a change in control is to compensate the executive for the performance of the Company achieved during fiscal years completed during the initial three year performance period under each award where the change in control occurs prior to the first vesting date under such award approximately three years from the date of grant.

With respect to the TSR RSU Awards to the CEO, if there is a change in control of the Company prior to a vesting date, a pro rata number of the RSUs then credited to Mr. Gattoni (based on the number of days during the vesting period prior to the change in control) will vest based on the “payout percentage” achieved as of the date of the change in control, which would reflect the price paid for a share of Landstar System, Inc. common stock upon the change in control.

Name	Change in Control (1) ($)
James B. Gattoni	10,617,071
Federico L. Pensotti	3,652,059
Joseph J. Beacom	2,164,852
Michael K. Kneller	2,709,852
Ricardo S. Coro	2,369,333

(1)

Change in Control amounts include severance benefits, pro rata threshold bonus and medical benefits under the Key Executive Employment Protection Agreements, as described further in the Compensation Discussion and Analysis, plus the intrinsic value of unvested restricted stock and a portion of RSUs outstanding based on the closing price of the Company’s common stock of $172.24 on December 23, 2021 and assuming partial accelerated vesting upon a change in control of the Company, effective as of that date.

The value of medical benefits for each Named Executive equals the payments that may be waived by the Company on behalf of such Named Executive for the continuation of existing coverage for up to one year under the Company’s medical benefit plans pursuant to such Named Executive’s Key Executive Employment Protection Agreement.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, Landstar is providing the following information regarding the relationship of compensation of employees of the Company and its affiliates and compensation of the Company’s President and Chief Executive Officer. The pay ratio set forth below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Landstar identified its “median employee” by examining the 2021 total cash compensation for all individuals, excluding our CEO, who were employed by the Company on December 25, 2021, the last day of the Company’s 2021 fiscal year. All employees, whether employed on a full-time, part-time or temporary basis, were included in this calculation. The Company (i) did not make any assumptions, adjustments or estimates with respect to total cash compensation, (ii) did not annualize the compensation for any employees that were not employed by Landstar or any of its affiliates for all of 2021, and (iii) did not make any “cost of living” adjustments to the compensation of any employees. The Company believes the use of total cash compensation for all employees is a consistently applied compensation measure as the Company does not widely distribute annual equity awards throughout its employee workforce. After identifying the median employee based on total cash compensation, the Company calculated annual total compensation for such employee using the same methodology used for the Named Executives as set forth in the 2021 Summary Compensation Table. As illustrated in the table below, Landstar’s 2021 CEO to median employee pay ratio was 112.8:1.

CEO to Median Employee Pay Ratio

	President & CEO		Median Employee
Base Salary	$600,000		$44,803
Stock Awards	1,429,787		—
Bonus	3,000,000		1,500
Change in Pension Value	323,023		—
All Other Compensation	45,773		1,562

Total	$5,398,583		$47,865

CEO Pay to Median Employee Pay Ratio	112.8	:	1

Item 402(s) Statement

The Compensation Committee has considered the potential risks arising from the Company’s compensation policies and practices for all employees and does not believe the risks from those compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

The following table sets forth certain information concerning the beneficial ownership of the Company’s Common Stock as of March 16, 2022 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, nominee for election as a Director and Executive Officer of the Company, and (iii) all Directors and Executive Officers as a group. Except as otherwise indicated, the business address of each stockholder listed on the table below is c/o Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

Name of Beneficial Owner	Position(s)	Amount and Nature of Beneficial Ownership	Ownership Percent of Class (1)
(i)
BlackRock, Inc.(2)(3)		4,054,491	10.9%
The Vanguard Group(2)(4)		3,837,905	10.3%
Kayne Anderson Rudnick Investment Management LLC(2)(5)		3,459,540	9.3%
Morgan Stanley (2)(6)		2,712,824	7.5%
Victory Capital Management, Inc.(2)(7)		1,834,538	4.9%
(ii)
David G. Bannister(8)	Director	31,995	*
Diana M. Murphy(8)	Chairman of the Board and Nominee for Director	25,581	*
Larry J. Thoele(8)	Director	12,306	*
Homaira Akbari(9)	Director and Nominee for Director	11,956	*
Anthony J. Orlando(10)	Director	10,336	*
George P. Scanlon(8)	Director	4,965	*
James L. Liang(11)	Director and Nominee for Director	360	*
Teresa L. White(12)	Director and Nominee for Director	140	*
James B. Gattoni(13)	President, Chief Executive Officer and Director	93,106	*
Michael K. Kneller(14)	Vice President, General Counsel and Secretary	64,178	*
Joseph J. Beacom(15)	Vice President, Chief Safety and Operations Officer	50,668	*
Ricardo S. Coro(16)	Vice President, Chief Information Officer	17,645	*
Robert S. Brasher(17)	Vice President, Chief Commercial Officer	15,413	*
Federico L. Pensotti(18)	Vice President, Chief Financial Officer	8,766	*
(iii)
All Directors, Director Nominees and Executive Officers as a group (12 persons)(19)(20)		347,415	0.9%

*	Less than 1%

(1)	The percentages are based upon the number of outstanding shares of the Company as of March 16, 2022.

(2)	In accordance with the rules of the SEC, the information set forth above is based on the most recent Schedule 13G (and amendments thereto) filed by this entity.

(3)

According to its Schedule 13G/A filed on January 27, 2022, BlackRock, Inc. (“BlackRock”) is a parent holding company or control person and is deemed to be the beneficial owner of 4,054,491 shares of Common Stock. BlackRock has sole voting power with respect to 3,726,933 of such shares, shared voting power or shared dispositive power with respect to none of the shares, and sole dispositive power with respect to all 4,054,491 of such shares. The business address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)

According to its Schedule 13G/A filed on February 10, 2022, the Vanguard Group, Inc. (“Vanguard”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 3,837,905 shares of Common Stock. Vanguard has sole voting power with respect to none of such shares, shared voting power with respect to 23,754 of such shares, sole dispositive power with respect to 3,781,719 of such shares and shared dispositive power with respect to 56,186 of such shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

According to its Schedule 13G filed on February 11, 2022, Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 3,459,540 shares of Common Stock. Kayne Anderson has sole voting power with respect to 2,285,777 of such shares, shared voting power with respect to 865,626 of such shares, sole dispositive power with respect to 2,593,914 of such shares and shared dispositive power with respect to 865,626 of such shares. The business address of Kayne Anderson is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.

(6)

According to its Schedule 13G/A filed on February 10, 2022, Morgan Stanley is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 2,790,265 shares of Common Stock. Morgan Stanley has sole voting power with respect to none of such shares, shared voting power with respect to 2,748,100 of such shares, sole dispositive power with respect to none of such shares, and shared dispositive power with respect to all 2,790,265 of such shares. The business address of Morgan Stanley is 1585 Broadway New York, NY 10036.

(7)

According to its Schedule 13G/A filed on February 1, 2022, Victory Capital Management, Inc. (“Victory Capital”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 1,834,538 shares of Common Stock. Victory Capital has sole voting power with respect to 1,752,652 of such shares, shared voting power or shared dispositive power with respect to none of the shares, and sole dispositive power with respect to all 1,834,538 of such shares. The business address of Victory Capital is 4900 Tiedeman Rd. 4th Floor, Brooklyn, OH 44144.

(8)	Includes 634 shares of restricted stock subject to vesting.

(9)	Includes 634 shares of restricted stock subject to vesting. Includes 2,500 shares of Common Stock held in a Defined Benefit Plan account for the benefit of Dr. Akbari.

(10)	Includes 634 shares of restricted stock subject to vesting and 4,331 Deferred Stock Units.

(11)	Includes 140 shares of restricted stock subject to vesting. Includes 220 shares of Common Stock held in a traditional IRA account in the name of the James L. Liang.

(12)	Includes 140 shares of restricted stock subject to vesting.

(13)	Includes 7,136 shares of restricted stock subject to vesting.

(14)	Includes 3,567 shares of restricted stock subject to vesting.

(15)

Includes 3,567 shares of restricted stock subject to vesting. Mr. Beacom may be deemed to be the beneficial owner of 30,000 shares of Common Stock held in an irrevocable trust of which Mr. Beacom is neither a trustee nor beneficiary but for which Amy Beacom, Mr. Beacom’s wife, is the sole trustee.

(16)	Includes 3,567 shares of restricted stock subject to vesting.

(17)	Includes 6,567 shares of restricted stock subject to vesting.

(18)	Includes 6,109 shares of restricted stock subject to vesting.

(19)	Represents amount of shares that may be deemed to be beneficially owned either directly or indirectly by all Directors, Nominees for Director and Executive Officers as a group.

(20)	Includes 34,597 shares of restricted stock subject to vesting.

PROPOSAL NUMBER TWO —

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP served as the independent registered public accounting firm for the Company for the fiscal years ended December 25, 2021 and December 26, 2020. In addition to retaining KPMG LLP to audit the consolidated financial statements and internal control over financial reporting of the Company and its subsidiary, LSHI, the Company engaged KPMG LLP to render certain employee benefit plan audit services to the Company in fiscal years 2021 and 2020 but does not expect to continue to do so in fiscal year 2022. The aggregate fees billed for professional services by KPMG LLP in fiscal years 2021 and 2020 for services consisted of the following:

AUDIT FEES: Fees for the audits of the consolidated financial statements and internal control over financial reporting, quarterly reviews and subsidiary audit were $1,146,000 and $1,085,000 for fiscal years 2021 and 2020, respectively.

AUDIT RELATED FEES: Fees for the audit of the Company’s 401(k) plan were $32,000 and $29,500 for fiscal years 2021 and 2020, respectively.

TAX FEES: None.

ALL OTHER FEES: None

The Audit Committee has approved all of the fees above.

The Audit Committee has appointed KPMG LLP to continue in that capacity for the Company’s fiscal year 2022, and has recommended to the Board that a resolution be presented to stockholders at the 2022 Annual Meeting to ratify that appointment. The Board has adopted such resolutions and hereby presents it to the Company’s stockholders. A representative of KPMG LLP will be present at the 2022 Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders, as appropriate.

Assuming the presence of a Quorum, to be approved, this proposal must receive the affirmative vote of the holders of a majority of the Common Stock, present, in person or by proxy, at the 2022 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

PROPOSAL NUMBER THREE –

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As described in detail under the heading “Compensation Discussion and Analysis,” Landstar’s executive compensation programs are designed to attract, motivate and retain the Named Executives, who are critical to the Company’s success. Under these programs, the Named Executives are rewarded for the achievement of specific annual, long-term and corporate goals and the realization of increased stockholder value. The Compensation Committee believes that the Company’s executive compensation programs are designed effectively to take into account both short term and longer term performance components using a variety of financial metrics. Please read the “Compensation Discussion and Analysis” included in this Proxy Statement for additional details about the executive compensation programs, including information about the fiscal year 2021 compensation of the Named Executives.

The Compensation Committee regularly reviews the compensation programs for the Named Executives to ensure they achieve the desired goals of aligning the Company’s executive compensation structure with current market practices and the interests of stockholders. While the Compensation Committee determines the compensation of the Named Executives in the manner described in the “Compensation Discussion and Analysis,” the Company understands that stockholders may be particularly interested in the connection between our Chief Executive Officer’s compensation and the Company’s performance, as well as the long-term trend of the Chief Executive Officer’s total compensation relative to the stockholders’ return. As set forth in the Summary Compensation Table included in this Proxy Statement, a significant portion of total compensation paid to the Company’s Chief Executive Officer as well as the other Named Executives is designed to be “performance based” (as discussed in “Compensation Discussion and Analysis”).

As described above in “Compensation, Discussion and Analysis – Performance Based Compensation; Annual Incentive Compensation,” Landstar’s financial performance in fiscal year 2021 was the best in the Company’s history. Landstar set many annual financial records in 2021, including for revenue, operating income, pre-tax income per diluted share and diluted earnings per share. Revenue in fiscal year 2021 was approximately $6.5 billion, an annual record, and an increase of $2.4 billion over fiscal year 2020. In 2021, operating income of $506 million, pre-tax income per diluted share of $13.12 and diluted earnings per share of $9.98 each established new all-time Landstar records. In particular, diluted earnings per share increased from $5.72 for the 2019 fiscal year and $4.98 for the 2020 fiscal year to $9.98 for the 2021 fiscal year. The Company also established numerous operational records in fiscal year 2021 on the strength of over 2.4 million loads hauled via truck capacity, the highest number of loads hauled via truck in any year in Landstar history. Landstar ended 2021 with a year-end record number of trucks provided by BCO Independent Contractors and a record approved third-party truck brokerage carrier count.

The 2021 fiscal year also involved operational challenges relating to the ongoing COVID-19 pandemic and management’s efforts to preserve the culture, strength and productivity of the Landstar network while keeping participants in the network safe. During 2021, the Company also continued to make significant progress on its digital transformation initiatives, in particular, new releases achieved with respect to the digital tools made available to independent commission sales agents and BCO Independent Contractors. These new tools and applications include:

•	Agent TMS: A new, cloud-based platform for truckload freight agent workflow.

•

Analytics: A suite of business intelligence applications powered by Microsoft Power BI for independent sales agents and BCO Independent Contractors to access information and identify trends in their businesses.

•

Pricing: Landstar-proprietary pricing tools developed with data scientists using historical Company information and third party pricing data to provide independent commission sales agents with near real time market data.

•

LandstarOne™: Mobile application available to BCO Independent Contractors and third party motor carriers providing a one-stop location for available loading opportunities as well as fueling station locations, retail fuel prices, fuel prices net of Landstar-arranged discounts and applicable state fuel tax credits, and equipment inspection site locations.

•

Clarity: Landstar’s proprietary freight tracking exception management tool that incorporates geo-positional data from, among other sources, electronic logging devices, trailer tracking devices and third party data aggregators.

•	Trailer Tools: Applications empowering independent commission sales agents through the automation of the Company’s trailer request and trailer pool management processes.

•	Credit: Application that automates the credit request process for independent commission sales agents.

We are asking the stockholders to indicate their support for the Named Executive compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the stockholders the opportunity each year to express their views on the Named Executives’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executives and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask the stockholders to vote “FOR” the following resolution at the Company’s 2022 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the Named Executive compensation as disclosed in this Proxy Statement, we will consider the stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Approval of Proposal No. 3 requires the affirmative vote of a majority of the votes cast at the 2022 Annual Meeting, provided a Quorum is present. Unless you instruct us to vote differently, we will vote valid proxies FOR the approval of the compensation paid by the Company to its Named Executives as discussed in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID BY THE COMPANY TO ITS NAMED EXECUTIVES AS DISCUSSED IN THIS PROXY STATEMENT.

PROPOSAL NUMBER FOUR — PROPOSAL TO APPROVE THE 2022 DIRECTORS STOCK COMPENSATION PLAN

The Board has adopted, subject to stockholder approval, the 2022 Directors Stock Compensation Plan (the “2022 DSCP”), to replace the previously existing 2013 Directors Stock Compensation Plan, as amended and restated on January 1, 2016 (the “2013 DSCP”). The purpose of the 2022 DSCP is to continue to enable the Company to attract, retain and motivate the best qualified directors and further enhance the long-term mutuality of interest between the Company’s stockholders and the directors of the Company. The material terms of the 2022 DSCP are consistent with the existing 2013 DSCP, as amended and restated in 2016, and are summarized below.

Subject to stockholder approval of the 2022 DSCP, the maximum number of shares of the Company’s Common Stock that may be issued under the 2022 DSCP may not exceed 200,000 in the aggregate, an increase from the 56,782 available for grant as of December 25, 2021 under the 2013 DSCP. If there is a stock split, stock dividend, recapitalization, or other relevant change affecting the Company’s shares of Common Stock, appropriate adjustments will be made by the Board in the number of shares that may be issued in the future.

The 2022 DSCP is administered by the Board. Each person who is a director of the Company, and is not an officer or employee of the Company or any of its subsidiaries is eligible to participate in the 2022 DSCP (an “Eligible Director”). Each of the provisions is described more fully below and in the full text of the 2022 DSCP set forth in Appendix A.

Share Awards

Each Eligible Director serving on the Board on the date of an Annual Meeting during the term of the 2022 DSCP shall receive, on the first business day after each such Annual Meeting, a number of shares equal to $150,000 divided by the fair market value of a share of the Company’s Common Stock on the date of grant, rounded to the nearest whole number of shares. No shares shall be granted under the 2022 DSCP after March 10, 2032, the tenth anniversary of the date on which the 2022 DSCP was adopted by the Board.

In the event that an Eligible Director commences service to the Board on a date during the term of the 2022 DSCP that is between Annual Meetings, such Eligible Director shall be entitled to receive a pro rata portion of the number of shares described in the immediately preceding paragraph.

Forfeiture of Shares

Except as otherwise determined by the Board, shares issued to an Eligible Director under the 2022 DSCP shall be forfeited upon the termination of such Eligible Director’s service as a director of the Company (other than due to death) prior to the end of the term in respect of which such shares were granted.

Restrictions on Disposition of Shares

Except as otherwise determined by the Board, for the one-year period following the Annual Meeting in respect of which shares were granted to an Eligible Director under the 2022 DSCP, neither such Eligible Director nor any of such Eligible Director’s heirs or representatives shall sell, assign, transfer, pledge or otherwise directly or indirectly dispose of or encumber any such shares to or with any other person, firm or corporation (including, without limitation, transfers to any other holder of the Company’s capital stock, dispositions by gift, by will, by a corporation as a distribution in liquidation and by operation of law, other than a transfer of such shares by operation of law to the estate of the Eligible Director upon the death of the Eligible Director, provided that such estate shall be bound by all provisions of the Plan). The restrictions on the transfer of such shares shall automatically lapse upon the termination of such Eligible Director’s service as a director of the Company (other than due to death).

Other Information

The Board at any time may terminate or suspend the 2022 DSCP, and from time to time may amend or modify the 2022 DSCP, provided that without the approval by a majority of the votes cast at a meeting of the Company’s stockholders, no amendment or modification may (i) materially increase the benefits accruing to Eligible Directors under the 2022 DSCP, (ii) except as necessary to give effect to certain adjustments to the Company’s capitalization structure, materially increase the number of shares subject to the 2022 DSCP, (iii) materially modify the requirements for participation in the 2022 DSCP, or (iv) make any other amendment or modification that would require the approval of the stockholders of the Company.

Approval

Approval of the proposal to implement the 2022 DSCP requires the approval by a majority of the votes cast by shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote at the 2022 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

STOCKHOLDER PROPOSALS

In accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the 2023 Annual Meeting must be received by the Secretary of the Company no later than November 30, 2022, if such proposals are to be considered for inclusion in the Company’s Proxy Statement. In accordance with the Bylaws of the Company, stockholder proposals intended for presentation at the 2023 Annual Meeting that are not intended to be considered for inclusion in the Company’s Proxy Statement must be received by the Secretary of the Company not earlier than November 30, 2022 and not later than December 30, 2022. For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2023 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on February 13, 2023 and advises stockholders in the 2023 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on February 13, 2023.

In addition, in accordance with the Bylaws, stockholder proposals intended for presentation at the 2022 Annual Meeting that are not intended for inclusion in this Proxy Statement must have been received by the Company not earlier than December 1, 2021 and not later than December 31, 2021. For any proposal that is not submitted for inclusion in this Proxy Statement, but is instead sought to be presented directly at the 2022 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) received notice of the proposal before the close of business on February 14, 2022, and advises stockholders in this year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) did not receive notice of the proposal prior to the close of business on February 14, 2022.

All proposals should be mailed via certified mail and addressed to Michael K. Kneller, Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company and its intermediaries shall provide one copy of the Notice of Internet Availability to two or more security holders who share an address in accordance with Rule 14a-3(e)(1) of the Securities and Exchange Act of 1934, as amended, where consent of such security holders has been properly obtained and where neither the Company nor the intermediary has received contrary instructions from one or more of such security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability to any security holder at a shared address to which a single copy of the Notice of Internet Availability was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Notice of Internet Availability by contacting the Company at the following phone number and/or mailing address:

Landstar System, Inc.

Investor Relations

13410 Sutton Park Drive South

Jacksonville, FL 32224

Phone: 904-398-9400

Security holders sharing an address can also request delivery of a single copy of the Notice of Internet Availability if they are receiving multiple copies of the Notice of Internet Availability by contacting the Company at the preceding phone number and/or mailing address.

All stockholders may access the proxy materials at www.proxyvote.com as well as the Company’s website— www.landstar.com. If you would like to receive a paper or an e-mail copy of our proxy materials, at no charge, please make the request by Internet at www.proxyvote.com, by phone at 1-800-579-1639 or by e-mail to sendmaterial@proxyvote.com.

OTHER MATTERS

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the 2022 Annual Meeting, the persons named in the form of proxy will vote the shares of Common Stock represented by proxies in accordance with their best judgment on such matters.

Whether or not you expect to attend the Annual Meeting, we urge you to vote via the Internet, as instructed on the proxy card and Notice of Internet Availability or, by executing and returning the requested proxy card in the postage-paid envelope that will be provided, so that your shares may be represented at the Annual Meeting.

By Order of the Board of Directors

Michael K. Kneller
Vice President, General Counsel & Secretary

13410 Sutton Park Drive South

Jacksonville, FL 32224

THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER OF THE COMPANY WHO SO REQUESTS, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 25, 2021, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO LANDSTAR SYSTEM, INC., ATTENTION: MICHAEL K. KNELLER, SECRETARY, 13410 SUTTON PARK DRIVE SOUTH, JACKSONVILLE, FLORIDA 32224.

APPENDIX A

LANDSTAR SYSTEM, INC.

2022 DIRECTORS STOCK COMPENSATION PLAN

ARTICLE I

PURPOSES AND TERM

1.1    Purposes. The purposes of the Landstar System, Inc. 2022 Directors Stock Compensation Plan (the “Plan”) are to enable Landstar System, Inc. (the “Company”) to attract, retain and motivate the best-qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by providing directors of the Company who are neither officers nor employees of the Company or any of its subsidiaries (such directors, the “Eligible Directors”) with compensation in the form of shares of the common stock, par value $0.01 per share, of the Company (“Shares”).

1.2    Term. The Plan shall continue in effect, unless sooner terminated pursuant to Article V, until March 11, 2032, the tenth anniversary of the date on which it was adopted by the Board of Directors of the Company (the “Board”).

ARTICLE II

ADMINISTRATION

2.1    Rules, Interpretation and Determination. The Plan shall be administered by the Board. The Board shall have full authority to interpret and administer the Plan, to establish, amend and rescind rules for carrying out the purposes of the Plan, and to take all other actions that it deems necessary or advisable for administering the Plan. Any authority exercised by the Board under the Plan and any determination or interpretation made by the Board in respect of the Plan shall be exercised or made by it in its sole discretion, and all determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

2.2    Delegation by the Board.    All the powers, duties and responsibilities of the Board specified in the Plan may, to the full extent permitted by applicable law, be exercised and performed by a committee of the Board to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities. Any authority duly exercised by such committee and any determination or interpretation made by such committee in the exercise of such authority shall be exercised or made in its sole discretion and shall be final, binding and conclusive for all purposes and upon all persons.

2.3    Agents and Indemnification. The Board or any committee thereof may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member or former member of the Board or any committee thereof shall be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law and the Company’s Certificate of Incorporation and Bylaws, each member or former member of the Board or any committee thereof shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the Bylaws of the Company.

ARTICLE III

SHARE AWARDS

3.1    Share Awards. On the first business day following each annual meeting of the stockholders of the Company (an “Annual Meeting”), each Eligible Director shall receive a number of Shares equal to the quotient of (i) $150,000 divided by (ii) the Fair Market Value (defined below) of one Share on the date of grant, rounded to the nearest whole number of Shares. For the avoidance of doubt, and notwithstanding anything in this Plan to the contrary, no Shares shall be granted hereunder after the term of this Plan expires. For the purposes of the Plan, “Fair Market Value” means, on any date, the average of the high sales price and the low sales price of a Share as reported on the National Association of Securities Dealers Automated Quotation/National Market System (or on such other recognized market or quotation system on which the trading prices of a Share are traded or quoted at the relevant time) on such date. In the event that there are no Share transactions reported on NASDAQ/NMS (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Share transactions were so reported.

3.2    Service of Less than a Year. In the event that an Eligible Director commences service to the Board on a date during the term of the Plan that is between Annual Meetings, such Eligible Director shall be entitled to receive a number of Shares equal to the quotient of (i) $150,000 multiplied by a fraction, (A) the numerator of which is 365 (or 366 if there is a leap year between such Annual Meetings) minus the number of days from the most recent Annual Meeting through the date the Eligible Director commences service to the Board and (B) the denominator of which is 365 (or 366 if there is a leap year between such Annual Meetings), divided by (ii) the Fair Market Value of one Share on the date of grant, rounded to the nearest whole number of Shares. The Eligible Director shall receive this pro rata number of Shares within 10 business days following his or her commencement of services.

3.3    Adjustments. Subject to Article V, and provided that such adjustment is permitted under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), the Board may at any time and from time to time adjust the time and form of payment and amount of any compensation payable under this Plan. Without limiting the generality of the forgoing, and provided that such deferral is permitted under Section 409A, an Eligible Director may electively defer receipt of the Shares otherwise payable to the Eligible Director under this Plan, upon such terms and conditions (including without limitation, dividend equivalent rights) as the Board may establish from time to time.

3.4    Forfeiture of Shares. Except as otherwise determined by the Board, the Shares issued to an Eligible Director shall be forfeited upon the termination of such Eligible Director’s service as a director of the Company prior to the Annual Meeting that immediately follows the Annual Meeting in respect of which such Shares were granted, unless such termination of the Eligible Director’s service is due to death, in which case such Shares shall remain outstanding subject to the provisions of Section 3.5.

3.5    Restrictions on Disposition of Shares. Except as otherwise determined by the Board, for the one-year period following the Annual Meeting in respect of which the Shares were granted to an Eligible Director, neither such Eligible Director nor any of such Eligible Director’s heirs or representatives shall sell, assign, transfer, pledge or otherwise directly or indirectly dispose of or encumber any such Shares to or with any other person, firm or corporation (including, without limitation, transfers to any other holder of the Company’s capital stock, dispositions by gift, by will, by a corporation as a distribution in liquidation and by operation of law, other than a transfer of such Shares by operation of law to the estate of the Eligible Director upon the death of the Eligible Director, provided that such estate shall be bound by all provisions of the Plan). Notwithstanding the foregoing, the restrictions on the transfer of such Shares under this section shall automatically lapse (and the legend referred to in Section 3.6 shall be removed) upon the termination of such Eligible Director’s service as a director of the Company (other than a termination due to death), to the extent such Shares are not forfeited under Section 3.4.

3.6    Issuance of Stock Certificates; Legends. Upon the issuance of Shares pursuant to this Plan, the Company shall either (i) record on its books and records, in a manner generally consistent with its then current procedures for recording stock ownership, the Eligible Director’s ownership of an appropriate number of Shares, or (ii) deliver a certificate or certificates for the Shares issued by the Company in the name of the Eligible Director receiving such Shares, such certificate(s) to be delivered to or upon the order of such Eligible Director. Certificates for Shares issued hereunder shall bear such legend or legends as the Board, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended, or to implement the provisions of the Plan or any agreements between the Company and the Eligible Director with respect to such Shares including, without limitation, a legend reflecting the restrictions on the transfer of such Shares under Section 3.5, which will include, without limitation, the following language:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING TRANSFER RESTRICTIONS) CONTAINED IN THE 2022 LANDSTAR SYSTEM, INC. DIRECTORS STOCK COMPENSATION PLAN AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

3.7    Securities Law Matters. The Board, in its discretion, may require an Eligible Director to make such representations and furnish such information, as it may consider appropriate in connection with the issuance of Shares in compliance with applicable laws, rules, and regulations.

ARTICLE IV

SHARES SUBJECT TO PLAN

4.1    Shares Available. Subject to the provisions of Section 4.2, the maximum number of Shares that may be issued under this Plan may not exceed 200,000 in the aggregate.

4.2    Adjustment in Capitalization. The number of Shares that are eligible for grant or available for issuance under this Plan may be adjusted by the Board if it shall deem such an adjustment to be necessary or appropriate to reflect any stock dividend, stock split or share combination, or any recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change.

4.3    Delivery of Shares. Any Shares to be delivered under this Plan may consist, in whole or in part, of treasury shares or authorized but unissued shares not reserved for any other purpose.

ARTICLE V

TERMINATION, MODIFICATION AND AMENDMENT

The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the Shares is present in person or by proxy, no amendment or modification may (i) materially increase the benefits accruing to Eligible Directors under the Plan, (ii) except as expressly provided in Section 4.2, materially increase the number of Shares subject to the Plan, (iii) materially modify the requirements for participation in the Plan, or (iv) make any other amendment or modification that would require the approval of the stockholders of the Company under applicable laws, rules or regulations.

ARTICLE VI

GENERAL PROVISIONS

6.1    Requirements of Law. The Plan, the obligations of the Company hereunder and the compensation of Eligible Directors shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national or foreign securities exchanges as may be appropriate or required, as determined by the Board. Notwithstanding any other provision of this Plan, no Shares shall be issued if the Board determines that such payment or issuance would result in a violation of applicable law, rule or regulation, including the federal securities laws and any applicable state or foreign securities laws. The Company shall not be obligated by virtue of any provision of the Plan to issue Shares in violation of any such laws, rules, or regulations, and neither the Company nor its directors or officers shall have any obligation or liability to any person because of such non-issuance.

6.2    Listing of Shares. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any United States or non-United States federal, state or other law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of Shares under this Plan, no Shares will be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

6.3    No Right to Remain as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a director of the Company nor shall it impose any obligation on the part of any Eligible Director to remain in service to the Company.

6.4    No Rights as a Stockholder. Except as provided in the Plan, neither an Eligible Director nor any person or persons to whom such Eligible Director’s Shares shall have passed by will or by the laws of descent and distribution, as the case may be, shall have any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Shares unless and until ownership of the Shares has been documented in accordance with Section 3.6 hereof.

6.5    Tax Withholding. The Company shall have the power to withhold, or require an Eligible Director to remit to the Company promptly upon notification of the amount due, an amount determined by the Company to be sufficient to satisfy all federal, state, local and foreign withholding tax requirements (if any) in respect of the issuance of Shares and the Company may defer the issuance of Shares until such requirements are satisfied. The Board may permit or require an Eligible Director to satisfy his tax withholding obligation hereunder in such other manner subject to such conditions, as the Board shall determine.

6.6    Beneficiary Designation. Each Eligible Director under this Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Eligible Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Eligible Director in writing with the Company during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Eligible Director’s death shall be paid to or exercised by the Eligible Director’s surviving spouse, if any, or otherwise to or by his estate.

6.7    Controlling Law. This Plan shall be construed and enforced according to the laws of the State of Delaware without regard to its conflicts of laws principles.

6.8    Freedom of Action. Subject to Article V, nothing in the Plan shall be construed as limiting or preventing the Company or any of its subsidiaries from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

6.9    Non-Exclusivity. Subject to applicable laws, rules and regulations, neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for directors of the Company as it may deem desirable.

6.10    Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed for construction of the Plan.

6.11    Severability. In the event that one or more provisions of this Plan shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

LANDSTAR SYSTEM, INC. 13410 SUTTON PARK DRIVE SOUTH JACKSONVILLE, FL 32224 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/10/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/LSTR2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/10/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election Of Directors Nominees For Against Abstain 1a. Teresa L. White 1b. Homaira Akbari 1c. Diana M. Murphy 1d. James L. Liang The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2022. 3. Advisory vote to approve executive compensation. 4. Approval of the Company’s 2022 Directors Stock Compensation Plan. NOTE: In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000532516_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report on Form 10K and Shareholder Letter are available at www.proxyvote.com LANDSTAR SYSTEM, INC. Annual Meeting of Stockholders May 11, 2022 9:00 AM Eastern Time This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Michael K. Kneller and Federico L. Pensotti, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Landstar System, Inc., held of record by the undersigned on March 16, 2022, at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/LSTR2022 on Wednesday, May 11, 2022, at 9:00 AM, Eastern Time, or any adjournment or postponement thereof. None of the matters to be acted upon, each of which has been proposed by Landstar System, Inc., is related to or conditioned on the approval of other matters. This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4. Continued and to be signed on reverse side 0000532516_2 R1.0.0.24

Your Vote Counts! LANDSTAR SYSTEM, INC. 2022 Annual Meeting Vote by May 10, 2022 11:59 PM ET LANDSTAR LANDSTAR SYSTEM, INC 13410 SUTTON PARK DRIVE SOUTH JACKSONVILLE, FL 32224 You invested in LANDSTAR SYSTEM, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 11, 2022. Get informed before you vote View the Notice & Proxy Statement, Annual Report on Form 10K, Shareholder Letter online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 27, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 11, 2022 9:00 AM EDT www.virtualshareholdermeeting.com/LSTR2022 * Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Voting Items Recommends 1. Election of Directors Nominees: 1a. Teresa L. White For 1b. Homaira Akbari For 1c. Diana M. Murphy For 1d. James L. Liang For 2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2022. For 3. Advisory vote to approve executive compensation. For 4. Approval of the Company’s 2022 Directors Stock Compensation Plan. For NOTE: In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.